  Registration No.  ______________

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM S-1 /A

Amendment No. 2

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

Father Time, Inc.
(Exact name of registrant as specified in its charter)

DELAWARE	__	81 - 2772092
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification No.)

3700 Massachusetts Ave. NW, Washington, D.C. 20016 Telephone: (571) 277 3506
(Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)

Law Office of Russell B. Adler, P.A. 8201 Peters Road Suite 1000 Plantation, FL 33324 Telephone: (954) 848-1480
(Name, address, including zip code, and telephone number, including area code, of agent for service)

The proposed date of sale will be as soon as practical after this Registration Statement becomes effective.
(Approximate date of commencement of proposed sale to the public)

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box: x

If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering: o

If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering: o

If this form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering: o

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and "emerging growth company" in Rule 12b-2 of the Exchange Act.

      Large accelerated filer o

Accelerated filer o

       Non-accelerated filer  o  (Do not check if a smaller reporting company)

Smaller reporting company o

Emerging growth company ☑

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided to Section 7(a)(2)(B) of the Securities Act. o

Calculation Of Registration Fee

Title of Each Class of Securities to be Registered	Amount to be Registered	Proposed Maximum Offering Price Per Unit, $	Proposed Maximum Aggregate Offering Price, $	Amount of Registration Fee, $

Common Stock, $.0001 par value per share	3,000,000	1.00	3,000,000	347.70

PROSPECTUS

THE INFORMATION IN THIS PROSPECTUS MAY BE CHANGED.  THESE SECURITIES MAY NOT BE SOLD UNTIL THE REGISTRATION STATEMENT FILED WITH THE SECURITIES AND EXCHANGE COMMISSION IS EFFECTIVE.  THIS PROSPECTUS IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT SOLICITING AN OFFER TO BUY THESE SECURITIES IN ANY STATE WHERE THE OFFER OR SALE IS NOT PERMITTED.  THERE IS NO MINIMUM PURCHASE REQUIREMENT FOR THE OFFERING TO PROCEED.

Father Time, Inc.

3,000,000 SHARES OF COMMON STOCK

$1.00 PER SHARE

Common Stock

This is the initial offering of common stock of Father Time, Inc. and no public market currently exists for the securities being offered.  We are registering for sale a total of 3,000,000 shares of common stock at a fixed price of $1.00 per share to the general public in best efforts offering.  We estimate our total offering registration costs to be approximately $25,000. We must sell at least 25,000 shares to cover the cost of this offering. There is no minimum number of shares that must be sold by us for the offering to proceed, and we will retain the proceeds from the sale of any of the offered shares.

 The offering is being conducted on a self-underwritten, best efforts basis, which means our President, Mr.  Waligunda, will attempt to sell the shares.  We are making this offering without the involvement of underwriters or broker-dealers.

This Prospectus will permit our President to sell the shares directly to the public, with no commission or other remuneration payable to him for any shares he may sell.  Mr. Waligunda will sell all the shares registered herein.  In offering the securities on our behalf, he will rely on the safe harbor from broker-dealer registration set out in Rule 3a4-1 under the Securities and Exchange Act of 1934.  The shares will be offered at a fixed price of $1.00 per share for a period of two hundred and forty (240) days from the effective date of this prospectus.  The offering shall terminate on the earlier of (i) when the offering period ends 240 days from the effective date of this prospectus), (ii) the date when the sale of all 3,000,000 shares is completed, (iii) when the Board of Directors decides that it is in the best interest of the Company to terminate the offering prior the completion of the sale of all 3,000,000 shares registered under the Registration Statement of which this Prospectus is part.

Father Time, Inc. is a development stage company and has recently started its operations.  To date we have been involved primarily in organizational activities.  We do not have sufficient capital to begin development of our mobile application or commence operations.  Any investment in the shares offered herein involves a high degree of risk.  You should only purchase shares if you can afford the loss of your investment.  Our independent registered public accountant has issued an audit opinion which includes a statement expressing substantial doubt as to our ability to continue as a going concern.

There has been no market for our securities and a public market may never develop, or, if any market does develop, it may not be sustained.  Our common stock is not traded on any exchange or on the over-the-counter market.  After the effective date of the registration statement relating to this prospectus, we hope to have a market maker file an application with the Financial Industry Regulatory Authority (“FINRA”) for our common stock to be eligible for trading on the Over-the-Counter Bulletin Board.  To be eligible for quotation, issuers must remain current in their quarterly and annual filings with the SEC.  If we are not able to pay the expenses associated with our reporting obligations we will not be able to apply for quotation on the OTC Bulletin Board.  We do not yet have a market maker who has agreed to file such application.  There can be no assurance that our common stock will ever be quoted on a stock exchange or a quotation service or that any market for our stock will develop.

We are a “shell company” within the meaning of Rule 405, promulgated pursuant to Securities Act, because we have nominal assets and nominal operations.  Accordingly, the ability of holders of our common stock to re-sell their shares may be limited by applicable regulations.  For us to cease being a “shell company” we must have more than nominal operations and more than nominal assets or assets which do not consist solely of cash or cash equivalents.

We are an “emerging growth company” as defined in the Jumpstart Our Business Startups Act (“JOBS Act”).

THE PURCHASE OF THE SECURITIES OFFERED THROUGH THIS PROSPECTUS INVOLVES A HIGH DEGREE OF RISK.  YOU SHOULD CAREFULLY READ AND CONSIDER THE SECTION OF THIS PROSPECTUS ENTITLED “FACTORS” ON PAGES 6 THROUGH 15 BEFORE BUYING ANY SHARES OF FATHER TIME, INC.’S COMMON STOCK.

NEITHER THE SEC NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR PASSED UPON THE ADEQUACY OR ACCURACY OF THIS PROSPECTUS.  ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

THE INFORMATION IN THIS PROSPECTUS IS NOT COMPLETE AND MAY BE CHANGED.  WE MAY NOT SELL THESE SECURITIES UNTIL THE REGISTRATION STATEMENT FILED WITH THE SECURITIES AND EXCHANGE COMMISSION IS EFFECTIVE.  THIS PROSPECTUS IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT SOLICITING AN OFFER TO BUY THESE SECURITIES IN ANY STATE WHERE THE OFFER OR SALE IS NOT PERMITTED.

SUBJECT TO COMPLETION, DATED DECEMBER 31, 2016

We have not authorized any dealer, salesperson or other person to give any information or represent anything not contained in this prospectus.  You should not rely on any unauthorized information.  This prospectus is not an offer to sell or buy any shares in any state or other jurisdiction in which it is unlawful.  The information in this prospectus is current as of the date on the cover.  You should rely only on the information contained in this prospectus.

PROSPECTUS SUMMARY

AS USED IN THIS PROSPECTUS, UNLESS THE CONTEXT OTHERWISE REQUIRES, “WE,” “US,” “OUR,” AND “FATHER TIME, INC.” REFERS TO FATHER TIME, INC.  THE FOLLOWING SUMMARY DOES NOT CONTAIN ALL OF THE INFORMATION THAT MAY BE IMPORTANT TO YOU.  YOU SHOULD READ THE ENTIRE PROSPECTUS BEFORE MAKING AN INVESTMENT DECISION TO PURCHASE OUR COMMON STOCK.

FATHER TIME, INC.

Father Time, Inc. was incorporated in Delaware on May 16, 2016.  We are a development stage company and intend to commence operations in the business of software development.  We plan to develop a mobile App capable of providing and redeeming discount coupons for the purchase of merchandise under a Frequent Shopper or other Loyalty program, including a smartcard functioning as a paperless coupon.

Once developed, the mobile App intends to link both paper and digital coupons to existing payment technologies, producing a seamless transaction for coupon redemption.  The platform will include ; customizable cloud-based data storage, CRM, data maintenance, and encrypted security for sellers and processing enterprises.  We see our main objective as providing every subscriber with as many discount shopping options as a possible, all organized on one mobile platform.

We intend to use the net proceeds from this offering to develop our technology and business operations (See “Description of Business” and “Use of Proceeds”).  To implement our plan of operations we require a minimum of $750,000 for the next twelve months as described in our Plan of Operations.  There is no assurance that we will generate substantial revenue in the first 12 months after completion our offering or ever generate any additional revenue.

Being a development stage company, we have very limited operating history.  If we do not generate any additional revenue we may need a minimum of $25,000 of additional funding to pay for ongoing SEC filing requirements. We will have to sell a minimum of $25,000 shares to cover the expenses of this offering alone. We do not currently have any arrangements for additional financing.  Our principal executive offices are located at 3700 Massachusetts Ave. NW, Washington, D.C. 20016.  Our phone number is: 571-277-3506.

From inception (May 16, 2016) until the date of this filing, we have had limited operating activities.  Our financial statements for the period from inception to December 31, 2016, reports no revenue and a net loss of ($7,601).  Our independent registered public accounting firm has issued an audit opinion for Father Time, Inc., which includes a statement expressing substantial doubt as to our ability to continue as a going concern.  To date, we have developed our business plan and developed business-model of our company.  We have purchased varies web address and domain names.

As of the date of this prospectus, there is no public trading market for our common stock and no assurance that a trading market for our securities will ever develop.

Proceeds from this offering are required for us to proceed with your business plan over the next twelve months.  We require minimum funding of approximately $750,000 to conduct our proposed operations and pay all expenses for a minimum period of one year including expenses associated with this offering and maintaining a reporting status with the SEC.  If we are unable to obtain minimum funding of approximately $750,000, our business may fail.  Since we are presently in the development stage of our business, we can provide no assurance that we will successfully sell any products or services related to our planned activities.

THE OFFERING

The Issuer:	Father Time, Inc.

Securities Being Offered:	3,000,000 shares of common stock.

Price Per Share:	$1.00

Duration of the Offering:

The shares will be offered for a period of two hundred and forty (240) days from the effective date of this prospectus.  The offering shall terminate on the earlier of (i) when the offering period ends (240 days from the effective date of this prospectus), (ii) the date when the sale of all 3,000,000 shares is completed, (iii) when the Board of Directors decides that it is in the best interest of the Company to terminate the offering prior the completion of the sale of all 3,000,000 shares registered under the Registration Statement of which this Prospectus is part.

Gross Proceeds	If 25% of the shares sold - $ 750,000 If 50% of the shares sold - $1,500,000 If 75% of the shares sold - $2,250,000 If 100% of the shares sold -$3,000,000

Securities Issued and Outstanding:

There are 10,000,000 shares of common stock issued and outstanding as of the date of this prospectus, held by our sole officer and director, Mr.  Robert Waligunda.

If we are successful at selling all the shares in this offering, we will have 13,000,000 shares issued and outstanding.

Subscriptions	All subscriptions once accepted by us are irrevocable.

Registration Costs	We estimate our total offering registration costs to be approximately $25,000

Risk Factors	See “Risk Factors” and the other information in this prospectus for a discussion of the factors you should consider before deciding to invest in shares of our common stock.

Summary Financial Information

The tables and information below are derived from our audited financial statements for the period from May 16, 2016 (Inception) to December 31, 2016, and should be read in conjunction with our audited financial statements, including the notes to those financial statements, which are included elsewhere in this prospectus.  Our working capital deficit as at December 31, 2016, was $7,501.

December 31, 2016
Financial summary (Audited)
Cash	$30
Total assets	$30
Total liabilities	$7,531
Total stockholders' deficit	($7,501)
From May 16, 2016
(Inception) to December 31, 2016
Statement of operations
Total expenses	$7,601
Net loss	($7,601)

RISK FACTORS

An investment in our common stock involves a number of very significant risks.  You should carefully consider the following risks and uncertainties in addition to other information in this prospectus in evaluating our company and its business before purchasing shares of our common stock.  Our business, operating results and financial condition could be seriously harmed due to any of the following risks.  The risks described below may not be all of the risks facing our company.  Additional risks not presently known to us or that we currently consider immaterial may also impair our business operations.  You could lose all or part of your investment due to any of these risks.

Risks Related to Our Company

We are a recently organized as an early stage company but have not yet commenced operations in our business.  We expect to incur operating losses for the foreseeable future.

We were incorporated on May 16, 2016, and to date have been involved primarily in organization activities.  We have not yet commenced business operations.  Further, we have not yet fully developed our business plan, or our management team, nor have we targeted or assembled any real or intangible property rights.  Accordingly, we have no way to evaluate the likelihood that our business well be successfully.  We have not earned any revenues as of the date of this prospectus.  Potential investors should be aware of the difficulties normally encountered by a new niche market online sales activities and the high rate of failure for such enterprises.  The likelihood of success must be considered in light of the problems, expenses, difficulties, complications and delays encountered in connection with the operations that we plan to undertake.  These potential problems include, but are not limited to, unanticipated problems relating to our proposed App and on-line development, market acceptance of our proposed Father Time App by businesses or entrepreneurs, and challenges relating to bringing potential vendors to participate and additional costs and expenses that may exceed current estimates.  Prior to time that we are ready to launch our prospective App, we anticipate that Father Time, Inc. will incur increased operating expenses without realizing any revenues.  We expect to incur significant losses into the foreseeable future.  We recognize that if the effectiveness of our business plan is not forthcoming we will not be able to continue business operations.  There is no operating history upon which to base any assumption as to the likelihood that we will prove successful and it is doubtful that we will generate any operating revenues or ever achieve profitable operations.  If we are unsuccessful in addressing these risks, our business will most likely fail.

We are an early-stage organization and have a correspondingly small financial and accounting organization.  Being a public company may strain our resources, divert management's attention and affect its ability to attract and retain qualified officers and directors.

We are an early-stage company with no developed finance and accounting organization and the rigorous demands of being a public company require a structured and developed finance and accounting group.  As a reporting company, we will be subject to the reporting requirements of the Securities Exchange Act of 1934.  However, the requirements of these laws and the rules and regulations promulgated there under entail significant accounting, legal and financial compliance costs which may be prohibitive to us as we develop our business plan, services and scope.  These costs have made, and will continue to make, some activities more difficult, time consuming or costly and may place significant strain on its personnel, systems and resources.

The Securities Exchange Act requires, among other things, that companies maintain effective disclosure controls and procedures and internal control over financial reporting.  In order to maintain the requisite disclosure controls and procedures and internal control over financial reporting, significant resources and management oversight are required.  As a result, management's attention may be diverted from other business concerns, which could have a material adverse effect on the development of our business, financial condition and results of operations.

These rules and regulations may also make it difficult and expensive for us to obtain director and officer liability insurance.  If we are unable to obtain adequate director and officer insurance, our ability to recruit and retain qualified officers and directors, especially those directors who may be deemed independent, will be significantly curtailed.

The Company's management does not have prior experience in running a public company, the Company may be faced with additional costs to maintain its reporting requirements and as such may be reliant upon external consultants and additional accounting and legal advice.  These costs may be significant and such costs may have an adverse effect on our ability to operate and our results of operations.

We have incurred net losses since our inception and expect losses to continue.

We have not been profitable since our inception.  Since our inception on May 16, 2016, to December 31, 2016, we had a net loss of ($7,601).  We have not generated revenues from operations and do not expect to generate revenues from operations unless and until we are able to bring our concept.  There is a risk that we may never bring our concept to the market place or that our business concept will attract customer.  In addition there is no guarantee and that our operations will be profitable in the future and you could lose your entire investment.

One of the biggest challenges facing us will be in securing adequate capital to start and expand our business operations.  Secondarily, an ongoing challenge remains the maintenance of an efficient operating structure and business model.  We must keep our expenses and the costs of marketing and the development of our proposed mobile App and online site at a minimum in order to generate a profit from the anticipated revenues as a supplier of paperless coupon codes from the Father Time Subscription Service and its proposed supply train management based platform.

Third, in order to expand, we will need to continue implementing effective sales and marketing strategies to reach and connect with new shoppers to expand businesses, offer complimentary services and continuously customize CRM functions to our mobile App and on-line site.  We have devised our initial sales, marketing and advertising strategies, however, we will need to continue refinement of these strategies and also skillfully implement these plans in order to achieve ongoing and long-term success in its business.

Fourth, we will continuously identify, attract, solicit and manage potential employee talent, which requires us to consistently recruit, incent and monitor various employees.  High employee turnover or attrition is a significant risk for us as it requires expending substantial resources to locate and train new personnel and also to replace personnel for clients.  These tasks require significant time and attention from our management, and employees may nevertheless become dissatisfied with their respective tenure with us.

Due to financial constraints and the early stage of our life, we have to date conducted limited advertising and marketing to reach customers.  In addition, we have not yet located the sources of funding for further development on a broader scale through acquisitions or other major partnerships.  If we were unable to locate such financing and/or later develop strong and reliable sources of potential new business relationships and a means to efficiently reach new business partners and customers, it is unlikely that we will be able to develop its proposed expanded operations and business plan.  Moreover, the above assumes that our services are consistently met with client satisfaction in the marketplace and exhibit steady success amongst the potential customer base, neither of which is reasonably predictable or guaranteed.

Our auditors have questioned our ability to continue operations as a "going concern."  Investors may lose all of their investment if we are unable to continue operations and generate revenues.  We hope to obtain significant revenues from future fees generated from our proposed reward-based Father Time App.  In the absence of significant sales and profits, we may seek to raise additional funds to meet our working capital needs, principally through the additional sales of our securities.  However, we cannot guarantee that we will be able to obtain sufficient additional funds when needed, or that such funds, if available, will be obtainable on terms satisfactory to us.  As a result, substantial doubt exists about our ability to continue as a going concern.

We may not be able to continue as a going concern if we do not obtain additional financing.

Our independent accountants' audit report states that there is substantial doubt about our ability to continue as a going concern.  We have incurred only losses since our inception raising substantial doubt about our ability to continue as a going concern.  Therefore, our ability to continue as a going concern is highly dependent upon obtaining additional financing for our planned operations.  There can be no assurance that we will be able to raise any additional funds, or we are able to raise additional funds, that such funds will be in the amounts required or on terms favorable to us.

Our competition is intense in all phase of our business.

Our competitors may include various financial services companies, high-tech companies and others.  Through our supply chain service offerings, we may compete with a number of providers in the supply chain, financial services and information technology industries.  Today, as an example, using coupons, loyalty cards and other special deals, savvy shoppers need never pay full price.  What is more, the spread of couponing apps means you do not have to haul around coupon booklets and membership cards, as well as allowing you to avail of special digital discounts.

According to Tom’s Guide “10 Best Coupon Apps, dated Nov 25, 2015, the top ten (10) on-line/mobile coupon  Apps are: (1) RetailMeNot (Android, iOS) (2) Groupon (Android, iOS) (3) Retale (Android, iOS) (4) Shopular (Android, iOS) (5) Coupon Sherpa (6) Slickdeals (Android, iOS) (7) Coupons.com (Android, iOS) (8) Key Ring (9) SnipSnap (10) SavingStar (Android, iOS).  *Source: Tom’s Guide “10 Best Coupon Apps, dated Nov 25, 2015, < http://www.tomsguide.com/us/pictures-story/682-best-coupon-apps.html >.

Nearly all of our competitors are more experienced, have vastly greater financial and management resources and have more established proprietary trademarks and distribution networks than we do.  These and other competitors are likely to have distribution and marketing channels for their apps that we do not have, which places us at a significant disadvantage.  Failure of the Company to achieve market acceptance could have a material adverse effect on our business, financial conditions and the results of our operations.

Our business is subject to many regulations and noncompliance is costly.

The marketing and development of our proposed mobile app comes under the Jumpstart Our Business Startup ("JOBS") Act.  These rules related to exemptions under the Securities Act of 1933 and are administered by the Securities and Exchange Commission ("SEC").  If a regulatory authority finds that we are not in compliance with any of these regulations, we may be fined, or we may be stopped from operating our proposed on-line app, thus adversely affecting our financial conditions and operations.  Similarly, any adverse publicity associated with any noncompliance may damage our reputation and our ability to successfully market our proposed Father Time App.  Furthermore, the rules and regulation are subject to change from time to time and while we closely monitor developments in this area, we have no way of anticipating whether changes in these rules and regulations will impact our business adversely.  Additional or revised regulatory requirements could have an adverse effect on our business, financial condition and results of operations.

Our president and chief executive officer does not have any formal training specific to the internet or the on-line Shopping business.

Our President and Chief Executive Officer is Mr.  Robert Waligunda.  Mr. Waligunda has no direct training or experience in developing and marketing of an internet or the on-line Shopping business for the general market place.  Our management team may not be fully aware of the specific requirements related to working within this industry.  Consequently, our operations, earnings and ultimate financial success could suffer irreparable harm due to management's lack of experience in this industry.

Our current president and chief executive officer has other business interests.

Robert Waligunda, our President and Chief Executive Officer, currently devotes approximately 10 hours per week providing management services to us. Therefore, it is possible that a conflict of interest with regard to his time may arise. It is expected that Mr. Waligunda, will devote between 20 to 30 hours per week to our operation on an ongoing bases, and as required will devote his full time to our operations as they increase. We do not have any written procedures in place to address conflicts of interest that may arise between our business and the business activities of our officers and directors.

We have requirements for and there is an uncertainty of access to additional capital.

At December 31, 2016, we had cash of $30.  We will continue to incur development costs to fund our plan of operations and intend to fund our plan of operations from working capital, equity subscriptions and shareholders' loans.  Ultimately, our ability to continue our business operations depends in part on our ability to obtain financing through, debt financing, equity financing, or commence operations and generate revenues or some combination of these or other means.  There can be no assurance that we will be able to obtain any such financing.

We have no cash flow from operations and depend on equity financing and shareholder loans for our operations.

Our current operations do not generate any cash flow.  Our current operating funds are less than necessary to complete our intended plan of operations.  We will need the funds from the offering to begin to operate our business only until Phase I of our Plan of Operation, which requires minimum funding of $3,000,000 for Phase I. Our failure to obtain such additional financing could result in delay or indefinite postponement of further operations which would have a material adverse effect on our business.

We lack an operating history.

We were incorporated on May 16, 2016, and we have not realized any revenues.  We have very little operating history upon which an evaluation of our future success or failure can be made.  Our ability to achieve and maintain profitability and positive cash flow is dependent upon the completion of this offering, and our ability to attract businesses/entrepreneurs and pledge donors to our proposed on-line site and to generate revenues from successful campaigns offered on our proposed site.

We expect to incur losses in the future.

Based upon current plans, we expect to incur operating losses in future periods because we will be incurring expenses and not generating revenues.  We cannot guarantee that we will be successful in generating revenues in the future.  Failure to generate revenues will cause us to go out of business.

Our operating results may prove unpredictable.

Our operating results are likely to fluctuate significantly in the future due to a variety of factors, many of which we have no control over.  Factors that may cause our operating results to fluctuate significantly include: our ability to generate enough working capital from future equity sales; the level of commercial acceptance by the public of our proposed product; fluctuations in the demands of our product; the amount and timing operating costs and capital expenditures relating to expansion of our business, operations, infrastructure and general economic conditions.  If realized, any of these factors could have a material effect on our business, financial condition and operating results, which could result in the complete loss of your investment.

We may not be able to gain any significant market acceptance.

The Company's growth strategy is substantially dependent upon our ability to engage potential businesses entrepreneurs and retail customers to use our proposed App to receive discount services and rebate based Father Time App.  However, our planned Father Time product may not achieve significant market acceptance.  Such acceptance, if achieved, may not be sustained for any significant period of time.  Failure of the Company's to produce a viable and vibrant on-line presence and achieve market acceptance could have a material adverse effect on our business, financial conditions and results of our operations.

Because we are a shell company, it will likely be difficult for us to obtain additional financing by way of private offerings of our securities.

We are a “shell company” within the meaning of Rule 405, promulgated pursuant to Securities Act, because we have nominal assets and nominal operations.  Accordingly, the holders of securities purchased in private offerings of our securities we make to investors will not be able to rely on the safe harbor from being deemed an underwriter under SEC Rule 144 in order to resell their securities.  This will likely make it more difficult for us to attract additional capital through subsequent unregistered offerings because purchasers of securities in such unregistered offerings will not be able to resell their securities in reliance on Rule 144, a safe harbor on which holders of restricted securities usually rely to resell securities.

We intend to become subject to the periodic reporting requirements of the securities exchange act of 1934, as amended, which will require us to incur audit fees and legal fees in connection with the preparation of such reports.  These additional costs will negatively affect our ability to earn a profit.

Following the effective date of the registration statement in which this prospectus is included, we will be required to file periodic reports with the Securities and Exchange Commission pursuant to the Securities Exchange Act of 1934 and the rules and regulations thereunder.  In order to comply with such requirements, our independent registered auditors will have to review our financial statements on a quarterly basis and audit our financial statements on an annual basis.  Moreover, our legal counsel will have to review and assist in the preparation of such reports.  Although we believe that the approximately $750,000 we have estimated for these costs should be sufficient for the 12 month period following the completion of our offering, the costs charged by these professionals for such services may vary significantly.  Factors such as the number and type of transactions that we engage in and the complexity of our reports cannot accurately be determined at this time and may have a major negative affect on the cost and amount of time to be spent by our auditors and attorneys.  However, the incurrence of such costs will obviously be an expense to our operations and thus have a negative effect on our ability to meet our overhead requirements and earn a profit.

However, for as long as we remain an "emerging growth company" as defined in the Jumpstart Our Business Startups Act of 2012, we intend to take advantage of certain exemptions from various reporting requirements that are applicable to other public companies that are not "emerging growth companies" including, but not limited to, not being required to comply with the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act, reduced disclosure obligations regarding executive compensation in our periodic reports and proxy statements, and exemptions from the requirements of holding a nonbinding advisory vote on executive compensation and shareholder approval of any golden parachute payments not previously approved.  We intend to take advantage of these reporting exemptions until we are no longer an "emerging growth company."  We will remain an "emerging growth company" for up to five years, or until the earliest of (i) the last day of the first fiscal year in which our annual gross revenues exceed $1,070,000,000 , (ii) the date that you become a "large accelerated filer" as defined in Rule 12b-2 under the Exchange Act, which would occur if the market value of our common stock that is held by non-affiliates exceeds $700 million as of the last business day of our most recently completed second fiscal quarter, or (iii) the date on which we have issued more than $1 billion in non-convertible debt during the preceding three year period.

After, and if ever, we are no longer an "emerging growth company," we expect to incur significant additional expenses and devote substantial management effort toward ensuring compliance with those requirements applicable to companies that are not "emerging growth companies," including Section 404 of the Sarbanes-Oxley Act.

We are an “emerging growth company” and we cannot be certain if the reduced disclosure requirements applicable to emerging growth companies will make our common stock less attractive to investors.

We are an “emerging growth company,” as defined in the Jumpstart our Business Start-ups Act of 2012, and we may take advantage of certain exemptions from various reporting requirements that are applicable to other public companies, including, but not limited to, not being required to comply with the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act, reduced disclosure obligations regarding executive compensation in our periodic reports and proxy statements, and exemptions from the requirements of holding a nonbinding advisory vote on executive compensation and shareholder approval of any golden parachute payments not previously approved.  We cannot predict if investors will find our common stock less attractive because we will rely on these exemptions.  If some investors find our common stock less attractive as a result, there may be a less active trading market for our common stock and our stock price may be more volatile.

Under the Jumpstart Our Business Start-ups Act, “emerging growth companies” can delay adopting new or revised accounting standards until such time as those standards apply to private companies.  We have irrevocably elected not to avail ourselves to this exemption from new or revised accounting standards and, therefore, we will be subject to the same new or revised accounting standards as other public companies that are not “emerging growth companies.”

Risks Associated With This Offering

We are selling our offering of 3,000,000 shares of common stock without an underwriter and may be unable to sell any shares.

Our offering of 3,000,000 shares is self-underwritten, we are not going to engage the services of an underwriter to sell the shares; we intend to sell our shares through our officers and directors, who will receive no commissions.  They will offer the shares to friends, family members and business associates; however, there is no guarantee that they will be able to sell any of the shares.  Unless they are successful in selling all of the shares and we receive the proceeds from this offering, we may have to seek alternative financing to implement our business plan.

Because there are no minimum proceeds the company can receive from its offering of 3,000,000 shares, the company may not raise the $750,000 necessary to implement its planned business and your entire investment could be lost

The company is making its offering of 3,000,000 shares of common stock on a best-efforts basis and there is no minimum amount of proceeds the company may receive.  Funds raised under this offering will not be held in trust or in any escrow account and all funds raised regardless of the amount will be available to the company.  In the event the company does not raise $750,000 to implement its planned operations, your entire investment could be lost.

Our current management holds significant control over our common stock and they may be able to control our company indefinitely.

Our management has significant control over our voting stock which may make it difficult to complete some corporate transactions without their support and may prevent a change in control.  Mr.  Waligunda, our sole officer and director, owns 10,000,000 shares, or 100%, of our issued and outstanding common stock.  After the offering is completed, if maximum numbers of shares are sold, our officers and directors will own 76.92% of our outstanding and issued common stock.  As a result of this substantial ownership in our common stock, they will have considerable influence over the outcome of all matters submitted to our stockholders for approval, including the election of directors.  In addition, this ownership could discourage the acquisition of our common stock by potential investors and could have an anti-takeover effect, possibly depressing the trading price of our common stock.

Due to the lack of a trading market for our securities, you may have difficulty selling any shares you purchase in this offering.

There is presently no demand for our common stock and no public market exists for the shares being offered in this prospectus.  We plan to contact a market maker immediately following the effectiveness of this Registration Statement to file an application to have our shares quoted on the OTC Electronic Bulletin Board (OTCBB).  The OTCBB is a regulated quotation service that displays real-time quotes, last sale prices and volume information in over-the-counter (OTC) securities.  The OTCBB is not an issuer listing service, market or exchange.  Although the OTCBB does not have any listing requirements but, to be eligible for quotation on the OTCBB, issuers must remain current in their filings with the SEC or applicable regulatory authority.  Market Makers are not permitted to begin quotation of a security whose issuer does not meet this filing requirement.  Securities already quoted on the OTCBB that become delinquent in their required filings will be removed following a 30 or 60 day grace period if they do not make their required filing during that time.  We cannot guarantee that our application will be accepted or approved or that our stock will be quoted for sale.  As of the date of this filing, there have been no discussions or understandings between the company nor anyone acting on our behalf with any market maker regarding participation in a future trading market for our securities.  If no market is ever developed for our common stock, it will be difficult for you to sell any shares you purchase in this offering.  In such case, you may find that you are unable to achieve any benefit from your investment or liquidate your shares without considerable delay, if at all.  In addition, if we fail to have our common stock quoted on a public trading market, your common stock will not have a quantifiable value and it may be difficult, if not impossible, to ever resell your shares, resulting in an inability to realize any value from your investment.

You will incur immediate and substantial dilution of the price you pay for your shares.

Our existing stockholders acquired their shares at a cost of $0.0001 per share, a cost per share substantially less than that which you will pay for the shares you purchase in this offering.  Accordingly, any investment you make in these shares will result in the immediate and substantial dilution of the net tangible book value of those shares from the $1.00 you pay for them.

State securities laws may limit secondary trading, which may restrict the states in which and conditions under which you can sell the shares offered by this prospectus.

Secondary trading in common stock sold in this offering will not be possible in any state until the common stock is qualified for sale under the applicable securities laws of the state or there is confirmation that an exemption, such as listing in certain recognized securities manuals, is available for secondary trading in the state.  If we fail to register or qualify, or to obtain or verify an exemption for the secondary trading of, the common stock in any particular state, the common stock could not be offered or sold to, or purchased by, a resident of that state.  In the event that a significant number of states refuse to permit secondary trading in our common stock, the liquidity for the common stock could be significantly impacted thus causing you to realize a loss on your investment.  The company does not intend to seek registration or qualification of its shares of common stock the subject of this offering in any State or territory of the United States.  Aside from a “secondary trading” exemption, other exemptions under state law and the laws of US territories may be available to purchasers of the shares of common stock sold in this offering.

We may, in the future, issue additional common shares, which would reduce investors’ percent of ownership and may dilute our share value.

Our Articles of Incorporation authorize the issuance of 100,000,000 shares of common stock.  As of December 31, 2016, the company had 10,000,000 shares of common stock issued and outstanding.  Accordingly, we may issue up to an additional 90,000,000 shares of common stock.  The future issuance of common stock may result in substantial dilution in the percentage of our common stock held by our then existing shareholders.  We may value any common stock issued in the future on an arbitrary basis.  The issuance of common stock for future services or acquisitions or other corporate actions may have the effect of diluting the value of the shares held by our investors, and might have an adverse effect on any trading market for our common stock.

Because we do not intend to pay any cash dividends on our common stock, our stockholders will not be able to receive a return on their shares unless they sell them.

We intend to retain any future earnings to finance the development and expansion of our business.  We do not anticipate paying any cash dividends on our common stock in the foreseeable future.  Unless we pay dividends, our stockholders will not be able to receive a return on their shares unless they sell them.  There is no assurance that stockholders will be able to sell shares when desired.

Broker-dealers may be discouraged from effecting transactions in our shares because they are considered penny stocks and are subject to the penny stock rules.

Rules 15g-1 through 15g-9 promulgated under the Securities Exchange Act of 1934, as amended, impose sales practice and disclosure requirements on broker-dealers who make a market in “penny stocks”.  A penny stock generally includes any non-Nasdaq equity security that has a market price of less than $5.00 per share.  Our shares currently are not traded on NASDAQ nor on any other exchange nor are they quoted on the OTC Bulletin Board.  Following the date of the registration statement, in which this prospectus is included, becomes effective we hope to find a broker-dealer to act as a market maker for our stock and file on our behalf with FINRA an application on Form 211 for approval for our shares to be quoted on the OTC Bulletin Board.  As of the date of this prospectus, we have not attempted to find a market maker to file such application for us.  If we are successful in finding such a market maker and successful in applying for quotation on the OTC Bulletin Board, it is very likely that our stock will be considered a “penny stock.”  In that case, purchases and sales of our shares will be generally facilitated by FINRA broker-dealers who act as market makers for our shares.  The additional sales practice and disclosure requirements imposed upon broker-dealers may discourage broker-dealers from effecting transactions in our shares, which could severely limit the market liquidity of the shares and impede the sale of our shares in the secondary market.

Under the penny stock regulations, a broker-dealer selling penny stock to anyone other than an established customer or “accredited investor” (generally, an individual with net worth in excess of $1,000,000 or an annual income exceeding $200,000, or $300,000 together with his or her spouse) must make a special suitability determination for the purchaser and must receive the purchaser’s written consent to the transaction prior to sale, unless the broker-dealer or the transaction is otherwise exempt.

In addition, the penny stock regulations require the broker-dealer to deliver, prior to any transaction involving a penny stock, a disclosure schedule prepared by the commission relating to the penny stock market, unless the broker-dealer or the transaction is otherwise exempt.  A broker-dealer is also required to disclose commissions payable to the broker-dealer and the registered representative and current quotations for the securities.  Finally, a broker-dealer is required to send monthly statements disclosing recent price information with respect to the penny stock held in a customer’s account and information with respect to the limited market in penny stocks.

Anti-takeover effects of certain provisions of Delaware state law hinder a potential takeover of our company.

We are subject to statutory "anti-takeover" provisions under Delaware law; the provisions of Section 203 of the Delaware General Corporation Law, an anti-takeover law.  In general, Section 203 prohibits a publicly held Delaware corporation from engaging in a “business combination” with an “interested stockholder” for a period of three years after the date of the transaction in which the person became an interested stockholder, unless the business combination is approved in a prescribed manner.  For purposes of Section 203, a “business combination” includes a merger, asset sale or other transaction resulting in a financial benefit to the interested stockholder, and an “interested stockholder” is a person who, together with affiliates and associates, owns, or within three years prior, did own, 15% or more of the voting stock.

Certain provisions of our bylaws are intended to strengthen the position of our board of directors in the event of a hostile takeover attempt.  These provisions have the effect of providing our board of directors with the sole power to fill vacancies on our board of directors and providing that stockholders may only call a special meeting by the request, in writing, of stockholders owning individually or together ten percent or more of the entire capital stock of the corporation issued and outstanding and entitled to vote.

Therefore, the provisions of the control share acquisition act do not apply to acquisitions of our shares and will not until such time as these requirements have been met.  At such time as they may apply to us, the provisions of the control share acquisitions act may discourage companies or persons interested in acquiring a significant interest in or control of Father Time, Inc., regardless of whether such acquisition may be in the interest of our stockholders.

We may include provisions in our articles of incorporation that may discourage a third party from making a proposal to acquire us, even if some of our shareholders might consider the proposal to be in their best interests.  For example, we may amend our articles of incorporation to authorize our board of directors to issue one or more classes or series of preferred stock that could discourage or delay a tender offer or change in control.  In addition, we may enter into a shareholder rights plan, commonly known as a "poison pill," that may delay or prevent a change of control.

Delaware law and our Articles of Incorporation may protect our director from certain types of lawsuits.

Delaware law provides that our officers and directors will not be liable to us or our stockholders for monetary damages for all but certain types of conduct as officers and directors.  Our By Laws shall permit us broad indemnification powers to all persons against all damages incurred in connection with our business to the fullest extent provided or allowed by law.  The exculpation provisions may have the effect of preventing stockholders from recovering damages against our officers and directors caused by their negligence, poor judgment or other circumstances.  The indemnification provisions may require us to use our limited assets to defend our officers and directors against claims, including claims arising out of their negligence, poor judgment, or other circumstances.

Failure to maintain effective internal controls in accordance with Section 404 of the Sarbanes-Oxley Act would lead to loss of investor confident in our reports of financial information.

Pursuant to proposals related to Section 404 of the Sarbanes-Oxley Act of 2002, after our Registration Statement is declared effective by the Securities and Exchange Commission, we intend to make a filing to which would result in the company becoming a mandatory filer under the Securities Exchange Act of 1934, as amended.  For subsequent reports, we will be required to furnish a report by our management on our internal control over financial reporting.   We will be required to provide this report for the fiscal year for which our second annual report is due. If we cannot provide reliable financial reports or prevent fraud, then our business and operating results could be harmed, investors could lose confidence in our reported financial information, and the trading price of our stock could drop significantly.

To maintain compliance with Section 404 of the Act, we intend to engage in a process to document and evaluate our internal control over financial reporting, which is both costly and challenging and requires management to dedicate scarce internal resources and to retain outside consultants.

During the course of our testing, we may identify deficiencies which we may not be able to remediate in time for securities disclosure reporting deadlines.  In addition, if we fail to maintain the adequacy of our internal controls, as such standards are modified, supplemented or amended from time to time; we may not be able to ensure that we can conclude on an ongoing basis that we have effective internal controls over financial reporting in accordance with Section 404 of the Sarbanes-Oxley Act.  Moreover, effective internal controls, particularly those related to revenue recognition, are necessary for us to produce reliable financial reports and are important to helping prevent financial fraud.

Changes to Delaware Laws may impact our operations

Changes to Delaware regulatory scheme(s), statures or the statutory definition(s) could negatively impact our operations.

USE OF PROCEEDS

Father Time, Inc.  offering is being made on a self-underwritten basis: no minimum number of shares must be sold in order for the offering to proceed.  The offering price per share is $1.00.  The following table sets forth the uses of proceeds assuming the sale of 25%, 50%, 75% and 100%, respectively, of $3,000,000 is raised in this offering, the Company will operate on a limited basis, meeting only its obligations to file its reports with the Securities and Exchange Commission, and seek financing.  However, the Company currently has no source of additional funding, will not commence seeking additional financing until this registration statement is effective, and we cannot provide investors with any assurance that we will be able to raise sufficient funds to proceed with any work or activities.

Use of Proceeds	25% of Shares If 25% of the Shares Sold	50% of Shares If 50% of the Shares Sold	75% of Shares If 75% of the Shares Sold	100% of Shares If 100% of the Shares Sold
Shares Sold	750,000	1,500,000	2,250,000	3,000,000
Gross Proceeds	$ 750,000	$ 1,500,000	$ 2,250,000	$ 3,000,000
Offering Professional Services	17,500	17,500	17,500	17,500
Transfer Agent	7,500	7,500	7,500	7,500
Total Offering Expense	25,000	25,000	25,000	25,000
Net Proceeds	$ 725,000.00	$ 1,475,000.00	$ 2,225,000.00	$ 2,975,000.00

Operational Expenses (1)	$ 62,500.00	$ 125,000.00	$ 187,500.00	$ 250,000.00
SEC Reporting & Compliance	25,000	25,000	25,000	25,000
Legal	50,000	50,000	50,000	50,000
Salaries & Consultant's Fees	56,250	112,500	168,000	225,000
Office	17,500	17,500	52,500	70,000
Logo development	5,000	10,000	15,000	20,000
Website Development	45,250	102,500	185,000	265,000
App & Software Development with Support	275,000	510,000	820,000	1,100,000
Office Supplies, Telephone and Staff	46,250	92,500	137,750	185,000
Marketing and Advertisement	106,000	357,500	495,500	640,000
Travel	88,750	177,500	246,250	355,000
Reserve	10,000	20,000	30,000	40,000
Total Uses	$ 725,000.00	$ 1,450,000.00	$ 2,175,000.00	$ 2,900,000.00

DETERMINATION OF THE OFFERING PRICE

The offering price of the 3,000,000 shares being offered has been determined arbitrarily by us.  The price does not bear any relationship to our assets, book value, earnings or other established criteria for valuing a privately held company.  In determining the number of shares to be offered and the offering price, we took into consideration our cash on hand and the amount of money we would need to implement our business plan.  Accordingly, the offering price should not be considered an indication of the actual value of the securities.

DILUTION

The price of our offering of 3,000,000 shares is fixed at $1.00 per share.  This price is significantly higher than the average approximately $0.0001 price per share paid by Mr. Waligunda, our sole officer and director, for the 10,000,000 shares of common stock purchased on May 28, 2016.

Dilution represents the difference between the offering price and the net tangible book value per share immediately after completion of this offering.  Net tangible book value is the amount that results from subtracting total liabilities and intangible assets from total assets.  Dilution arises mainly as a result of our arbitrary determination of the offering price of the shares being offered.  Dilution of the value of the shares you purchase is also a result of the lower book value of the shares held by our existing stockholders.

The following tables compare the differences of your investment in our shares with the investment of our existing stockholders.  As of December 31, 2016, the net tangible book value of our shares of common stock was ($7,501) or ($0.0007) per share based upon 10,000,000 shares outstanding.

Existing stockholders if all of the shares are sold

Price per Share	$ 1.00
Net Tangible Book value per Share before Offering	$ (0.0007)
Potential Gain to Existing Shareholders Net of Offering Expenses	2,900,000
Net Tangible Book value per Share after Offering	$ 0.2308
Increase to Present Stockholders in Net Tanbigle Book Value per Share after Offering	$ 0.2301
Capital Contributions	$ 1,000
Number of Shares Outstanding before the Offering	10,000,000
Number of Shares after Offering Held by Existing Stockholders	10,000,000
Percentage of Ownership after Offering	76.92%

Purchasers of shares in this offering

	If 100% of the Shares Sold	If 75% of the Shares Sold	If 50% of the Shares Sold	If 25% of the Shares Sold	If 10% of the Shares Sold
Price per Share	$ 1.00	$ 1.00	$ 1.00	$ 1.00	$ 1.00
Dilution per Share	$ 0.77	$ 0.82	$ 0.87	$ 0.90	$ 0.97
Capital Contributions	$ 3,000,000	$ 2,250,000	$ 1,500,000	$ 750,000	$ 300,000
Percentage of Capital Contributions	99.97%	99.96%	99.93%	99.87%	99.67%
Number of Shares after Offering Held by Public Investors	3,000,000	2,250,000	1,500,000	750,000	300,000
Percentage of Ownership after Offering	23.08%	18.00%	13.04%	6.98%	2.91%

DESCRIPTION OF SECURITIES

General

There is no established public trading market for our common stock.  Our authorized capital stock consists of 100,000,000 shares of common stock, $0.0001 par value per share.  As of March 31, 2017, there were 10,000,000 shares of our common stock issued and outstanding and are held by Mr. Waligunda our sole officer and director.

Common stock

The following is a summary of the material rights and restrictions associated with our common stock.  This description does not purport to be a complete description of all of the rights and is subject to, and qualified in its entirety by, the provisions of our most current Articles of Incorporation and Bylaws, which are included as exhibits to this Registration Statement.

The holders of our common stock currently have (i) equal ratable rights to dividends from funds legally available therefore, when, as and if declared by the Board of Directors of the company; (ii) are entitled to share ratably in all of the assets of the company available for distribution to holders of common stock upon liquidation, dissolution or winding up of the affairs of the company (iii) do not have pre-emptive, subscription or conversion rights and there are no redemption or sinking fund provisions or rights applicable thereto; and (iv) are entitled to one non-cumulative vote per share on all matters on which stock holders may vote.

Our Bylaws provide that on all other matters, except as otherwise required by Delaware law or the Articles of Incorporation, a majority of the votes cast at a meeting of the stockholders shall be necessary to authorize any corporate action to be taken by vote of the stockholders.  We do not have any preferred stock authorized in our Articles of Incorporation, and we have no warrants, options or other convertible securities issued or outstanding.

Please refer to the company’s Articles of Incorporation, Bylaws and the applicable statutes of the State of Delaware for a more complete description of the rights and liabilities of holders of the company’s securities.

Dividend policy

We have never declared or paid any cash dividends on our common stock.  We currently intend to retain future earnings, if any, to finance the expansion of our business.  As a result, we do not anticipate paying any cash dividends in the foreseeable future.

Rule 144 Shares

As of the date of this prospectus, we have issued 10,000,000 shares.  Mr. Waligunda, our sole officer and director beneficially owns all 10,000,000 shares of our common stock.  These shares are currently restricted from trading under Rule 144.  They will only be available for resale, within the limitations of Rule 144, to the public if:

(i) We are no longer a shell company as defined under section 12b-2 of the Exchange Act.  A “shell company” is defined as a company with no or nominal operations, and with no or nominal assets or assets consisting solely of cash and cash equivalents;

(ii) We have filed all Exchange Act reports required for at least 12 consecutive months; and

(iii) If applicable, at least one year has elapsed from the time that we file current Form 10-type of information on Form 8-K or other report changing our status from a shell company to an entity that is not a shell company.

At present, we are considered to be a shell company under the Regulations.  If we subsequently meet these requirements, our officers and directors would be entitled to sell within any three month period a number of shares that does not exceed the greater of: one percent (1%) of the number of shares of our common stock then outstanding, or the average weekly trading volume of our common stock during the four calendar weeks, preceding the filing of a notice on Form 144 with respect to the sale for sales exceeding 5,000 shares or an aggregate sale price in excess of $50,000.  If fewer shares at lesser value are sold, no Form 144 is required.

PLAN OF DISTRIBUTION

Father Time, Inc.  has 10,000,000 shares of common stock issued and outstanding as of the date of this prospectus.  The company is registering an additional 3,000,000 shares of its common stock for sale at the price of $1.00 per share.  There is no arrangement to address the possible effect of the offering on the price of the stock.  In connection with the company’s selling efforts in the offering, Mr. Waligunda will not register as a broker-dealer pursuant to Section 15 of the Exchange Act, but rather will rely upon the “safe harbor” provisions of SEC Rule 3a4-1, promulgated under the Securities Exchange Act of 1934, as amended (the “Exchange Act”).  Generally speaking, Rule 3a4-1 provides an exemption from the broker-dealer registration requirements of the Exchange Act for persons associated with an issuer that participate in an offering of the issuer’s securities.  Mr. Waligunda is not subject to any statutory disqualification, as that term is defined in Section 3(a)(39) of the Exchange Act.  They will not be compensated in connection with their participation in the offering by the payment of commissions or other remuneration based either directly or indirectly on transactions in our securities.  Mr. Waligunda is not, nor have they been within the past 12 months, a broker or dealer, and they are not, nor have they been within the past 12 months, an associated person of a broker or dealer.  At the end of the offering, they will continue to primarily perform substantial duties for the company or on its behalf otherwise than in connection with transactions in securities.  They will not participate in selling an offering of securities for any issuer more than once every 12 months other than in reliance on Exchange Act Rule 3a4-1(a)(4)(i) or (iii).

Father Time, Inc. will receive all proceeds from the sale of the 3,000,000 shares being offered.  The price per share is fixed at $1.00 for the duration of this offering.  Although our common stock is not listed on a public exchange or quoted over-the-counter, we intend to seek to have our shares of common stock quoted on the OTC Bulletin Board.  In order to be quoted on the OTC Bulletin Board, a market maker must file an application on our behalf in order to make a market for our common stock.  There can be no assurance that a market maker shall agree to file the necessary documents with FINRA, nor can there be any assurance that such an application for quotation will be approved.

The company’s shares may be sold to purchasers from time to time directly by and subject to the discretion of the company.  Further, the company will not offer its shares for sale through underwriters, dealers, agents or anyone who may receive compensation in the form of underwriting discounts, concessions or commissions from the company and/or the purchasers of the shares for whom they may act as agents.  The shares of common stock sold by the company may be occasionally sold in one or more transactions; all shares sold under this prospectus will be sold at a fixed price of $1.00 per share.

In order to comply with the applicable securities laws of certain states, the securities will be offered or sold in those only if they have been registered or qualified for sale; an exemption from such registration or if qualification requirement is available and with which Father Time, Inc.  has complied.  In addition and without limiting the foregoing, the company will be subject to applicable provisions, rules and regulations under the Exchange Act with regard to security transactions during the period of time when this Registration Statement is effective.  Father Time, Inc.  will pay all expenses incidental to the registration of the shares (including registration pursuant to the securities laws of certain states).

Terms of the Offering

The shares will be sold at the fixed price of $1.00 per share until the completion of this offering.  There is no minimum amount of subscription required per investor, and subscriptions, once received, are irrevocable.  This offering will commence on the date of this prospectus and continue for a period of 240 days.  At the discretion of our board of directors, we may discontinue the offering before expiration of the 240 days period.

Penny Stock Rules

The Securities Exchange Commission has also adopted rules that regulate broker-dealer practices in connection with transactions in “penny stocks” as such term is defined by Rule 15g-9.  Penny stocks are generally equity securities with a price of less than $5.00 (other than securities registered on certain national securities exchanges or provided that current price and volume information with respect to transactions in such securities is provided by the exchange).

The shares offered by this prospectus constitute penny stock under the Securities and Exchange Act.  The shares will remain penny stock for the foreseeable future.  The classification of penny stock makes it more difficult for a broker-dealer to sell the stock into a secondary market, which makes it more difficult for a purchaser to liquidate his or her investment.  Any broker-dealer engaged by the purchaser for the purpose of selling his or her shares in our company will be subject to the penny stock rules.

The penny stock rules require a broker-dealer, prior to a transaction in a penny stock not otherwise exempt from those rules, deliver a standardized risk disclosure document prepared by the commission, which: (i) contains a description of the nature and level of risk in the market for penny stocks in both public offerings and secondary trading; (ii) contains a description of the broker’s or dealer’s duties to the customer and of the rights and remedies available to the customer with respect to a violation to such duties or other requirements of Securities’ laws; (iii) contains a brief, clear, narrative description of a dealer market, including bid and ask prices for penny stocks and significance of the spread between the bid and ask price; (iv) contains a toll-free telephone number for inquiries on disciplinary actions; (v) defines significant terms in the disclosure document or in the conduct of trading in penny stocks; and (vi) contains such other information and is in such form as the Commission shall require by rule or regulation.  The broker-dealer also must provide to the customer, prior to effecting any transaction in a penny stock, (i) bid and offer quotations for the penny stock; (ii) the compensation of the broker-dealer and its salesperson in the transaction; (iii) the number of shares to which such bid and ask prices apply, or other comparable information relating to the depth and liquidity of the market for such stock; and (iv) monthly account statements showing the market value of each penny stock held in the customer’s account.

In addition, the penny stock rules require that prior to a transaction in a penny stock not otherwise exempt from those rules; the broker-dealer must make a special written determination that the penny stock is a suitable investment for the purchaser and receive the purchaser’s written acknowledgment of the receipt of a risk disclosure statement, a written agreement to transactions involving penny stocks, and a signed and dated copy of a written suitability statement.  These disclosure requirements will have the effect of reducing the trading activity in the secondary market for our stock because it will be subject to these penny stock rules.  Therefore, stockholders may have difficulty selling those securities.

DESCRIPTION OF BUSINESS

Organization within the last five years

Father Time, Inc.  was incorporated on May 16, 2016, under the laws of the State of Delaware.  Mr. Robert Waligunda has served as President, Chief Executive Officer and Secretary of our Company from May 16, 2016, to the current date.  No person other than Mr. Waligunda has acted as a promoter of Father Time, Inc. since our inception.  There are no agreements with us pursuant to which Mr.  Waligunda is to receive from us or provide to us anything of value.

General

Father Time, Inc. is an early stage company that proposes to develop and establish a platform application technology, which allows a mobile App to download paper coupons and other promotional alternatives and redeem them at point of purchase, as service for subscribers of the Father Time, Inc. (“App)”.

The Challenge

The loyalty and incentive industry is an estimated $85 billion industry that spends in excess of $7 billion to distribute over 250 billion coupons annually.  With over 97% of all promotions being paper based, the industry faces challenges including:

•

Lack of near real-time programs or application software that truly provide incentives for loyal consumer behavior.

•

Low redemption rates for paper coupons averaging one and one-half to two percent (1.5 - 2%).

•

Inability to capture and report in near real-time accurate marketing data.

•

Limited ability to deliver consumer specific targeted offers and incentives.

•

Coupon fraud that is estimated to cost between $370 million to $1.1 billion annually.

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Rising physical distribution costs of paper coupons driving Consumer Packaged Goods ("CPG") companies to seek alternate electronic distribution channels.

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Inefficient, costly and manual-labor intensive settlement processing for redeemed coupons (each coupon is handled an estimated 32 times during the clearing cycle).

The Solution

Father Time, Inc. ("Father Time" or the "Company") and mobile application (the “App”), will help position the company to become a leading provider of electronic loyalty and coupon systems that enable the (1) secure electronic distribution of loyalty and coupon offers and promotions inside the merchant’s store and through the Internet in near real-time  and (2) the secure and accurate backend processing, settlement and reporting for both electronic loyalty and coupon promotions and paper based coupons and promotions.  The system’s goals shall be unique in its’ ability to enable consumers with business to address key market opportunities including:

•

Customizable, cost effective merchant loyalty programs capable of addressing the long-term loyalty program needs of large, mid-size and small merchants enabling them to identify and reward frequent buyers with a broad range of promotional incentives.

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Distribution of electronic promotions directly to the merchant’s Point Of Sale ("POS") networks via a Smart phone and the Internet drastically reducing coupon distribution costs while increasing redemption rates through the use of targeted promotion and coupon offers.

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Automation of the paper coupon redemption and settlement process eliminating several costly steps in the settlement process and reducing fraud which is estimated to cost Consumer Packaged Goods (CPG) companies over 10% of the $3.7 billion value of redeemed coupons.

The Company can be positioned to become a leading provider of software based electronic promotion processing including the distribution, redemption and clearing of loyalty promotions and coupons based upon the lack of inter-connectability currently in the paper coupon market. Our lineage of paper, other promotional alternatives and digital coupons combined with the following key assets to be developed by transforming current businesses relationships to digital. This Company will develop:

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A unique, low cost merchant-based (in-store) system that enables the implementation, distribution, redemption and clearing of loyalty promotions and coupons.

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Relationships with key strategic allies News America Marketing, the world’s largest distributor of in-store coupons, MBC Direct a Houston, Texas based company with a strong marketing focus supporting the Company’s initiatives, and QLinks America, a Colorado based company that is bringing complimentary promotion tools to the market.

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Revolutionary technology, backed by at elite management team.

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Patented applications designed to transform the industry.

Father Time’s Future Products

The goal of Father Time’s future products shall be to enable merchants and CPG manufacturers to easily administer and operate loyalty, promotion and coupon programs via a software application. The system, when developed, will eliminate the current paper coupon redemption model by digitizing the paper coupon for verification. Father Time’s core products may consist of the following:

•

LoyaltyExpress – a Smartphone and web based software tool for the authoring and publishing of loyalty programs with rewards triggered by frequency, recency, or monetary program rules.

•

CouponExpress – a Smartphone and web based software tool for the authoring and publishing of electronic coupons and promotions.

•

StoreFront Central – host coupon & loyalty gateway server supporting the distribution of promotions to store locations and the business rules for merchant loyalty programs.

In addition to these core products, the Company’s system will be designed for multiple complimentary products, including a backend promotion and coupon clearing and settlement program and other tools that further enhance and expand the loyalty, promotion and coupon product offerings and operations. Once the system is in place, it will be a simple process to reverse the redemption process into a promotion or coupon offering system, examples of which are LoyaltyExpress and CouponExpress below.

LoyaltyExpress

LoyaltyExpress will provide merchants with an advanced loyalty application that may:

o

Enable merchants to reward customers based upon recent purchases, frequency, and monetary parameters so that customers are rewarded based upon activities designated by the merchant;

o

Utilizes existing loyalty cards, the registration of existing payment cards or the introduction of new cards;

o

Provides support for manufacturer’s SKU based loyalty accumulation and instant redemption of promotions;

o

Provides low cost multi-lane solutions with real time integration to POS networks,

o

Enables standalone implementations utilizing Verifone 3750 payment terminals,

o

Enjoys seamless integration with CouponExpress, Father Time’s electronic coupon authoring and publishing application,

o

Provides support for multi-level merchant definitions including coalitions, or multi-merchant loyalty programs.

Father Time’s concept for a LoyaltyExpress software package would be to provide a broad range of features that may be customized to fit the specific and unique needs of each merchant.  Some of these features include (1) electronic voucher or gift certificate programs; (2) points programs; (3) multi-tiered pricing programs; (4) electronic punch-card programs; (5) school contribution programs; (6) charitable programs; and (7) cross-merchant promotion programs.

CouponExpress

CouponExpress will be a web based application that allows merchants, manufacturers or membership organizations to create, maintain, and publish promotional offers to Internet sites.  Unlike most print at home coupon solutions, CouponExpress will provide a secure, direct delivery of the coupon or promotion to a consumer’s Smart phone and the participating merchant's POS network or payment terminal eliminating the need to cut and carry coupons before shopping.  Key features of the, to be developed, CouponExpress products may include:

o

Smartphone delivery via the Father Time App,

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POS system independent,

o

Coupons delivered from Internet sites or other Internet means,

o

Unlimited number of promotions may be published and distributed,

o

Secure delivery of promotion to POS network eliminating most cases of coupon fraud,

o

Less expensive to distribute than paper coupons,

o

Higher redemption rates then paper coupons,

o

Near real-time delivery of program results, and

o

More convenient for the consumer.

CouponExpress application would be designed as a user-friendly platform for Consumers, Merchants and CPG companies.

StoreFront Central

StoreFront Central is envisaged as an application software that administers Loyalty programs and electronic coupon programs, enables the downloading of offers directly to the consumers Smartphone and retail locations; communicating with the software located within the retail location; and finally, captures the redemption information for either the coupons or the loyalty transaction events enabling the clearing or settlement of coupons and promotions.

The implementation of the Company’s business plan will allow consumers and merchang’s access to the application software tools needed to create and quickly implement effective loyalty promotion programs and distribute and redeem electronic coupons.  Additionally, as Father Time’s system achieves market penetration, a dramatic and long overdue shift in the distribution, processing and clearing of CPG manufacturer coupons will be accelerated.

Competition

Our competitors may include various financial services companies, high-tech companies and others.  Through our supply chain service offerings, we may compete with a number of providers in the supply chain, financial services and information technology industries.  Today, as an example, using coupons, loyalty cards and other special deals, savvy shoppers need never pay full price.  What is more, the spread of couponing apps means you do not have to haul around coupon booklets and membership cards, as well as allowing you to avail of special digital discounts.

The top ten (10) on-line Shopping business Apps are: (1) RetailMeNot (Android, iOS) (2) Groupon (Android, iOS) (3) Retale (Android, iOS) (4) Shopular (Android, iOS) (5) Coupon Sherpa (6) Slickdeals (Android, iOS) (7) Coupons.com (Android, iOS) (8) Key Ring (9) SnipSnap (10) SavingStar (Android, iOS).  *Source: Tom’s Guide “10 Best Coupon Apps, dated Nov 25, 2015, < http://www.tomsguide.com/us/pictures-story/682-best-coupon-apps.html >.

Nearly all of our competitors are more experienced, have vastly greater financial and management resources and have more established proprietary trademarks and distribution networks than we do.  These and other competitors are likely to have distribution and marketing channels for their apps that we do not have, which places us at a significant disadvantage.  Failure of the Company to achieve market acceptance could have a material adverse effect on our business, financial conditions and the results of our operations.

Marketing Strategy

We intend to market our product aggressively and directly to consuming public and organizations both online and off.

Through direct marketing efforts and working through strategic relationships, the Company will create a network of merchants.  This network of merchants will be well served by the Company's loyalty and coupon products and will provide the Company with an extremely valuable base to reach consumers with mass and targeted advertising messages and coupons.

All of these sales activities will be oriented towards developing profitable relationships with merchants and creating this valuable network of stores bridged with the company’s software App shall enable Father Time to interact with large blocks of consumers and offer effective coupon and promotion products and services.

Further, a primary component of our business strategy is to develop an advanced information system to provide accurate and timely information to our management, strategic operating partners and customers.  We believe that the ability to provide accurate real-time information will become increasingly more important in our industry.  Our customer delivery tools will enable connectivity with our customers’ and trading partners’ systems, which leads to more accurate and up-to-date information.

Our online marketing strategy will rely on our website to provide product information and answer the questions businesses, entrepreneurs and vendors have about our proposed rebates and the services offered on the site.  We will also include on our proposed site, information resources that will help provide Father Time guidance, tips and due diligence services.  The following are strategies we intend to use:

Search Engines – we will engage a firm that will assist in Search Engine Optimization ("SOE").  This will assist Father Time, Inc. to achieve a top search engine ranking, get traffic to its website and increase business leads.

Social Media - we intend to have a strong presence with Facebook, LinkedIn, Instagram, Twitter, YouTube, Father Time Blogs, Fiver and Google Analytics.

Traditional Advertising – we will place strategic advertising in publications that provide the greatest exposure to potential project creators and backers.  We will also subscribe with firms that can provide email lists for online campaigns.

Tradeshows/Conferences – We intend to attend trade shows and conferences relating to Father Time.  We intend to attend and market our App to our technology, transport, and farm festivals, conferences as funds are available.

Emergencies and Severe weather or other natural disasters could positively affect our business.

Severe weather conditions and other natural disasters, including storms, floods, fires or earthquakes, may result increased revenues, as our customers increase their shipments, which could have a positive effect on our results of operations for a quarter or year.  Notwithstanding, any such event affecting one of our major facilities could result in a significant interruption in or disruption of our business.

Our Operating Strategy

Develop and Maintain Strong Customer Relationships.  We seek to develop and maintain strong interactive customer relationships by anticipating and focusing on our customers’ needs.  We emphasize a relationship-oriented approach to business, rather than the transaction or assignment-oriented approach used by many of our competitors.  To develop close customer relationships, we and our network of operating partners’ intent to regularly meet with both existing and prospective customers to help design solutions for, and identify the resources needed to execute, their supply chain strategies.  We believe that this relationship-oriented approach results in greater customer satisfaction and reduced business development expense.

Revenue Model

The Company’s forecast revenue comes from each of the following core lines of business under development :

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Once developed, our Free Software App to the Consumers will employ the same standard advertising and data collection models as developed by Google and Facebook.

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The sale of Multi-year software license fees from merchants or service providers utilizing the Father Time platform; the Company projects these fees to be paid as monthly service fees ranging from $25 to $75 per store;

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Promotional set-up fees per product per cycle and transaction or distribution fees ranging from 3 to 10 cents per distributed promotion from CPG companies and merchants;

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Collection of transaction or redemption/clearing fees ranging from three to eight cents ($0.03 to $.08) cents per redeemed and cleared coupon from CPG companies and merchants;

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Licensing of intellectual properties to extend the promotional model to other events.

Summary

Father Time is in the process of developing a number of new and exciting promotion and coupon software based technologies. This soon to be developed application technology will provide the infrastructure for a powerful loyalty platform of program features, multiple electronic coupon distribution methods and an automated, electronic coupon redemption system.  The Company shall conduct and successfully complete extensive field-testing of its technologies.

Capitalizing upon the technologies that are to be developed and tested, Father Time shall be poised to market and sell its promotion, loyalty and coupon products and services.  The efficient, easy to install and use, Father Time system shall create significant benefits for consumers, merchants and manufacturers and eliminates many of the inefficiencies and problems inherent in the existing promotion, loyalty and coupon programs on the market today.

Father Time expects to assemble a formidable portfolio of patents and intellectual properties.  These intellectual properties and technologies, once developed will give Father Time a competitive advantage.

Once beta tested, each future product will be strategically positioned to introduce its services and implement its systems on a mass scale.

Insurance

Father Time does not maintain any insurance as of the date of this prospectus.

Employees and employment agreements

Father Time is a development stage company and currently has no employees or employment agreements with anyone.  Our sole officer and director is a non-employee officer and director of the company who manages the day-to-day operations of the company and currently devotes approximately 10 hours a week.

Offices

Father Time currently has been supplied office space free of rent from its sole Director and President and Chief Executive Officer, Robert Waligunda, and do not own or rent any physical property. Our current business addresses is 3700 Massachusetts Ave. NW, Washington, D.C. 20016.  Telephone: (571) 277-3506 .

Management believes that current arrangement is sufficient for its needs at this time.  The Company intends to lease its own offices and production facilities at such time as it has sufficient financing to do so.  Management believes the current premises are sufficient for its needs at this time.

Government Regulation

Father Time will be required to comply with all regulations, rules and directives of governmental authorities and agencies in any jurisdiction which the Company would conduct activities in the future.  As of now there are no required governmental approvals present that Father Time need approval from or any existing government regulation on our business.  Under the Jumpstart Our Business Startups ("JOBS") Act, Father Time will be required to comply with all rules, regulations and directives of government authorities' agencies as interpreted by the Securities and Exchange Commission ("SEC") and some state regulatory statutes that relate to Father Time.

Research and Development Expenditures

We have not incurred any research or development expenditures since our incorporation

Patent and Trademarks

Father Time does not own, either legally or beneficially, any patent or trademark

Available Information

Father Time was not previously been required to comply with the reporting requirements of the Securities Exchange Act.  The Company has filed with the SEC a registration statement on Form S-1 to register the securities offered by this prospectus.  For future information about us and the securities offered under this prospectus, you may refer to the registration statement and to the exhibits filed as part of the registration statement.  In addition, after the effective date of this prospectus, Father Time will be required to file annual, quarterly and current reports, or other information with the SEC as proved by the Securities Exchange Act.  You may read and copy any reports, statements or other information the Company files at the SEC's public reference facility maintained by the SEC at 100F Street, N.E., Washington, D.C.  20549.  You can request copies of these documents upon payment of a duplicating fee, by writing the SEC.  Please call the SEC at 1-800-SEC-0330 for further information on the operation of the public reference.  Our SEC filings are also available to the public through the SEC Internet site at www.sec.gov.

MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION

AND RESULTS OF OPERATION

Certain statements contained in this prospectus, including statements regarding the anticipated development and expansion of our business, our intent, belief or current expectations, primarily with respect to the future operating performance of the company and the products Father Time expects to offer and other statements contained herein regarding matters that are not historical facts, are “forward-looking” statements.  Future filings with the Securities and Exchange Commission, future press releases and future oral or written statements made by us or with our approval, which are not statements of historical fact, may contain forward-looking statements, because such statements include risks and uncertainties, actual results may differ materially from those expressed or implied by such forward-looking statements.

All forward-looking statements speak only as of the date on which they are made.  Father Time undertakes no obligation to update such statements to reflect events that occur or circumstances that exist after the date on which they are made.

Plan of Operation

Our cash balance was $ 30.00 as of December 31, 2016.  Father Time does not believe that our cash balance is sufficient to fund our limited levels of operations beyond one year’s time.  During the period from May 16, 2016 (Inception) to December 31, 2016, Father Time had no revenue and a net loss of $7,601.

Our independent registered public accountant has issued a going concern opinion.  This means that there is substantial doubt that Father Time can continue as an on-going business for the next twelve months unless the Company obtains additional capital to pay our bills.  There is no assurance that Father Time will ever reach that stage.  To meet the Company’s need for cash Father Time is attempting to raise money from this offering.  We believe that we will be able to raise enough money through this offering to expand operations but we cannot guarantee that once we expand operations we will stay in business after doing so. We will have to sell a minimum of 25,000 shares to cover the expenses of this offering.

If we need additional cash and cannot raise it, we will either have to suspend operations until we do raise the cash, or cease operations entirely.  Even if we raise $750,000 from this offering, it will last one year, but we may need more funds to develop growth strategy, and we will have to revert to obtaining additional money.

In the next twelve months, following completion of our public offering, we plan to engage in the following activities to expand our business operations, using funds as follows.  All amounts listed below are estimates.

The use of the proceeds from the Offering set forth below demonstrates how we intend to use the funds under the various percentages of amounts of the related offering.  Our offering expenses are comprised of legal and accounting expenses and transfer agent fees.  Our sole officer and director will not receive any compensation for her efforts in selling our shares.  All amounts listed below are estimates.

During the first stages of our growth, our sole officer and director will provide most of the labor required to execute our business plan at a minimal charge or by contracting with consultants.

Mr. Waligunda, our sole officer and director will devote approximately 10 hours of his time to our operations.  Once we begin operations, and are able to attract more and more customers to our App, Mr.  Waligunda has agreed to commit more time as required.

If the need for cash arises before we complete our public offering, we may be able to borrow funds from our sole officer and director although there is no such formal agreement in writing.  Upon completion of our public offering, our specific goal is to design market and profitably sell our products on our App.  Our plan of operations is as follows:

Software Development (1st-12th month)

$275,000 -$1,000,000

The estimated cost of this step is influenced by the amount of work to be done, and by the complexity of it.  In case if only 50% of shares are sold, our main efforts will be put to design and develop the data cloud and a mobile a cross-platform application to it, which is our main service.  Great effort is about to be put in making our services invulnerable to hackers attacks.  To accomplish this step of high importance we will have to hire specialists in cyber security.  So, most of the funds will be allotted on attaining efficiency and proper security of the cloud storage.  Keeping this in mind, the company will have to cut expenses on the website and use a landing page instead.  In case if over 75% of shares are sold or first revenue made, the company is likely to employ a full-featured website and start working on add-ons, like the mail client for the cloud.

As soon as 100% shares will be sold, the company will hire more IT engineers, coders and technicians to work on the cloud development, website maintenance and servers’ maintenance to carry out our services as flawless as possible.

Website Development (3rd-5th months)

$42,500-$265,000

To support our customers and to provide them with information regarding our services, we expect to develop a website and a mobile application with the features of the full website.  We plan to order the development of both website and the application in a software company.  Depending on the complexity of design and the features of the website and the application we expect the expenditure to be minimum $8,000.  Upon launching the website we will need a professional to maintain the website and the application, which will result in further expenditures.

Marketing (5th-12th months)

$73,750-$295,000

We plan to spend for the SEO (Search Engines Optimization) is about to cost at least $2,000 for several months.  To be noticed by the public we think of paying for the advertisement in AppStore, GooglePlay, or the Windows Shop where our mobile client App is expected to be advertised.  We expect it to cost at least $150,000 for an extended period of time.  To attract wider range of customers from those application stores, we keep in mind to offer a free trial period with all features unlocked for the clients to see all the potential of the cloud service.  Once the works on developing the cloud are completed, we may supplement our campaign with direct mailing to our potential clients, or calling them.  We believe that advertising on social platforms such as LinkedIn, Facebook, Instagram, and Twitter will catch customer’s attention.  For this, at least 75% of the shares need to be sold, as we expect the cost to be equal to $450,000.  So, to effectively carry out the full plan of our marketing campaign we need to have 100% shares sold.

Staff and Office (9th-12th months)

$46,250 - $185,000

Skillful workforce is required to maintain servers, cloud storage and successful operations of our applications within the networks of our clients.  This means hiring IT engineers, coders, technicians and specialists in cyber security to protect client’s data, monitor any vulnerabilities of the cloud, prevent any attempts to hack or hijack our client’s data in any ways possible.  If only 50% of shares appear to be sold, the company will likely to hire the third party company to develop the core of the data cloud, and the mobile application for two most popular platforms - iOS and Android.  The estimated cost is equal to $92,500.  To perform installing, tweaking the cloud software within the corporate networks as well as maintaining the cloud and monitoring the company’s servers, we expect to hire at least one freelance technician.  Upon selling at least 75% of shares we might be able to hire freelance coders to work under our name, more technicians and IT engineers.  Selling 100% shares will let us recruit a full team of skillful specialists.

Accounting and audit plan

We intend to have our officers and directors prepare our quarterly and annual financial statements and have these financial statements reviewed or audited by our independent auditor.  Our independent auditor is expected to charge us approximately $7,500 to review our quarterly financial statements ($2,500 per quarter) and approximately $5,000 to audit our annual financial statements for an annual total of $12,500, for our accounting and audit requirements.

Limited operating history

There is no historical financial information about us upon which to base an evaluation of our performance.  We are in start-up stage operations and have not generated any revenues.  We cannot guarantee we will be successful in our business operations.  Our business is subject to risks inherent in the establishment of a new business enterprise, including limited capital resources and possible cost overruns due to price and cost increases in services and products.

Need for additional capital

We have no assurance that future financing will be available to us on acceptable terms.  If financing is not available on satisfactory terms, we may be unable to continue, develop or expand our operations.  Equity financing could result in additional dilution to existing shareholders.

Off-balance sheet arrangements

We have no off-balance sheet arrangements that have or are reasonably likely to have a current or future effect on our financial condition, changes in financial condition, revenues or expenses, results of operations, liquidity, capital expenditures or capital resources.

Results of operations

During the period from May 16, 2016, (Inception) to December 31, 2016, we incorporated the company, prepared a business plan, opened a bank account and registered our domain name.  Our net loss since inception is ($7,601) related primarily to professional fees, the incorporation of the company, bank charges, office supplies and registration of our domain name.

Since inception, we have offered and sold (i) 10,000,000 shares of common stock to our officer and director, at a purchase price of $0.0001 per share, for aggregate proceeds of $1,000, of which $100 was received and $900 is a subscription receivable.

Liquidity and Capital Resources

As of December 31, 2016, the company had $30 cash and our liabilities were $7,531.  The available capital reserves of the company are not sufficient for the company to remain operational.

We cannot guarantee that we will be able to sell all the shares required.  If we are successful, any money raised will be applied to the items set forth in the use of proceeds section of this prospectus.  As of the date of this registration statement, the current funds available to the company will not be sufficient to continue maintaining a reporting status.  Our primary priority will be to retain our reporting status with the SEC which means that we will first ensure by being a “reporting issuer” under the Securities Exchange Act of 1934, as amended.” that we have sufficient capital to cover our legal and accounting expenses.  Once these costs are accounted for, in accordance with how much cash we are able to retain, we will focus on meeting all our planned expenses.

We are highly dependent upon the success of the private offerings of equity or debt securities, as described herein.  Therefore, the failure thereof would result in the need to seek capital from other resources such as taking loans, which would likely not even be possible for the company.  At such time these funds are required, management would evaluate the terms of such debt financing.  If the company cannot raise additional proceeds via a private placement of its equity or debt securities, or secure a loan, the company would be required to cease business operations.  As a result, investors would lose all of their investment.

Going concern consideration

Our auditors have issued a “going concern” opinion, meaning that there is substantial doubt if we can continue as an on-going business for the next twelve months unless we obtain additional capital.  No substantial revenues are anticipated until we have completed the financing from this offering and implemented our plan of operations.  Our only source for cash at this time is investments by others in this offering.  We must raise cash to implement our strategy and stay in business.  The amount of the offering will likely allow us to operate for at least one year and have the capital resources required to cover the material costs with becoming a publicly reporting.  The company anticipates over the next 12 months the cost of being a reporting public company including legal and accounting fees will be approximately $75,000.

Summary of significant accounting policies

Basis of presentation

The financial statements of the company have been prepared in accordance with generally accepted accounting principles in the United States of America and are presented in US dollars.  The company's fiscal year end is December 31.

Income taxes

The company intends to account for income taxes under ASC 740 “Income Taxes” which codified SFAS 109, “Accounting for Income Taxes” and FIN 48 “Accounting for Uncertainty in Income Taxes – an Interpretation of FASB Statement No.  109.” Under the asset and liability method of ASC 740, deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statements carrying amounts of existing assets and liabilities and their respective tax bases.  Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled.  Under ASC 740, the effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period the enactment occurs.  A valuation allowance is provided for certain deferred tax assets if it is more likely than not that the company will not realize tax assets through future operations.

Use of estimates

Management uses estimates and assumption in preparing these financial statements in accordance with generally accepted accounting principles.  Those estimates and assumptions affect the reported amounts of assets and liabilities, the disclosure of contingent assets and liabilities, and the reported revenues and expenses.

Cash and cash equivalents

The company considers all highly liquid instruments with original maturities of three months or less when acquired, to be cash equivalents.  We had no cash equivalents at December 31, 2016.

Fair value of financial instruments

Accounting Standards Codification Topic 820, “Disclosures About Fair Value of Financial Instruments”, requires the company to disclose, when reasonably attainable, the fair market values of its assets and liabilities which are deemed to be financial instruments.  The company’s financial instruments consist primarily of cash.

LEGAL PROCEEDINGS

There are no pending legal proceedings to which the company is a party or in which any director, officer or affiliate of  the  company,  any  owner  of  record  or  beneficially  of  more  than 5% of  any  class of voting securities of the company, or security holder is a party adverse to the company or has a material interest adverse to the company.

Bankruptcy or Similar Proceedings

There has been no bankruptcy, receivership or similar proceedings

MARKET FOR COMMON EQUITY AND RELATED STOCKHOLDER MATTERS

Market information

Admission to quotation on the OTC Bulletin Board

We intend to have our common stock be quoted on the OTC Bulletin Board.  If our securities are not quoted on the OTC Bulletin Board, a security holder may find it more difficult to dispose of, or to obtain accurate quotations as to the market value of our securities.  The OTC Bulletin Board differs from national and regional stock exchanges in that it: (i) is not situated in a single location but operates through communication of bids, offers and confirmations between broker-dealers, and (ii) securities admitted to quotation are offered by one or more Broker-dealers rather than the “specialist” common to stock exchanges.

To qualify for quotation on the OTC Bulletin Board, an equity security must have one registered broker-dealer, known as the market maker, willing to list bid or sale quotations and to sponsor the company listing.  We do not yet have an agreement with a registered broker-dealer, as the market maker, willing to list bid or sale quotations and to sponsor the company listing.  If the company meets the qualifications for trading securities on the OTC Bulletin Board our securities will trade on the OTC Bulletin Board until a future time, if at all.  We may not now and it may never qualify for quotation on the OTC Bulletin Board.

Transfer agent

While Father Time fully expects to retain a Stock Transfer Agent, we have not retained a transfer agent to serve as transfer agent for shares of our common stock.  Until we engage such a transfer agent, we will be responsible for all record-keeping and administrative functions in connection with the shares of our common stock.

Holders

As of December 31, 2016, the company had 10,000,000 shares of our common stock issued and outstanding held by one (1) holder of record.

Dividend policy

We have not declared or paid dividends on our common stock since our formation, and we do not anticipate paying dividends in the foreseeable future.  Declaration or payment of dividends, if any, in the future, will be at the discretion of our Board of Directors and will depend on our then current financial condition, results of operations, capital requirements and other factors deemed relevant by the Board of Directors.  There are no contractual restrictions on our ability to declare or pay dividends.

Securities authorized under equity compensation plans

We have no equity compensation or stock option plans.  We may in the future adopt a stock option plan.

DIRECTORS, EXECUTIVE OFFICERS, PROMOTERS AND CONTROL PERSONS

Our directors and officers currently serving our company is as follows:

Name	Age	Positions
Robert Waligunda	72	President, Chief Executive Officer and Chairman
		Chief Financial Officer, Secretary, Treasurer

Set forth below is a brief description of the background and business experience of our executive officers and directors for the past five years.

Robert Waligunda

Robert Waligunda has served as our President, Chief Executive Officer and Chairman since our inception on May 16, 2016. In 1965 Mr. Waligunda founded Sky Promotions, Inc. and served as its President and also served as President and Director of Flight Operations for Balloon Expeditions until retiring in 2003. He served as President, Treasurer and Secretary of Franklin Mining Inc. (formerly WCM Capital Inc.), from August 1995 to October 1998.  Also during this time Mr. Waligunda served as a Member of the advisory board of Aerostar International, Inc. He was the Founder and Director of International Professional Balloon Pilots Racing Association. He served as a Member of the National Aeronautic Association, the Experimental Aircraft Association, and the Airplane Owner and Pilots Association.

Some of Mr. Waligunda’s honors include being selected as the "official" consultant to the United States Air and Space Bicentennial in Washington, D.C.; being featured in numerous national television commercials and movies, including Woody Allen's "Stardust Memories"; and named "The Most Renowned Aerostatic Aviator in America" by Sports Illustrated.

Mr. Waligunda received a Master’s of Science degree in guidance and psychological services from Springfield College in 1968 and a Bachelor of Science degree from Springfield College (1967).

Director independence

Our board of directors is currently composed of one member, who does not qualify as an independent director in accordance with the published listing requirements of the NASDAQ Global Market.  The NASDAQ independence definition includes a series of objective tests, such as that the directors are not, and have not been for at least three years, one of our employees and that neither the directors, nor any of their family members have engaged in various types of business dealings with us.  In addition, our board of directors has not made a subjective determination as to its directors that no relationships exist which, in the opinion of our board of directors, would interfere with the exercise of independent judgment in carrying out the responsibilities of a director, though such subjective determination is required by the NASDAQ rules.  Had our board of directors made these determinations, our board of directors would have reviewed and discussed information provided by the directors and us with regard to each director business and personal activities and relationships as they may relate to us and our management.

Significant employees and consultants

We currently have no employees.  Mr. Waligunda, our sole officer and director, is a non-employee officer that handles the company's day-to-day operations.

Term of office

All directors hold office until the next annual meeting of the stockholders of the company and until their successors have been duly elected and qualified.  The company's Bylaws provide that the Board of Directors will consist of a minimum of one member.  Officers are elected by and serve at the discretion of the Board of Directors.

Audit committee and conflicts of interest

Since we do not have an audit or compensation committee comprised of independent directors, the functions that would have been performed by such committees are performed by our directors.  The board of directors has not established an audit committee and does not have an audit committee financial expert, nor has the board established a nominating committee.  The board is of the opinion that such committees are not necessary since the company is an early development stage company and has only two directors, and to date, such directors have been performing the functions of such committees.  Thus, there is a potential conflict of interest in that our directors have the authority to determine issues concerning management compensation, nominations and audit issues that may affect management decisions.

Other than as described above, we are not aware of any other conflicts of interest with any of our executive officers or directors.

Involvement in certain legal proceedings

No director, person nominated to become a director, executive officer, promoter or control person of our company has, during the last ten years: (i) been convicted in or is currently subject to a pending a criminal proceeding (excluding traffic violations and other minor offenses); (ii) been a party to a civil proceeding of a judicial or administrative body of competent jurisdiction and as a result of such proceeding was or is subject to a judgment, decree or final order enjoining future violations of, or prohibiting or mandating activities subject to any federal or state securities or banking or commodities laws including, without limitation, in any way limiting involvement in any business activity, or finding any violation with respect to such law, nor (iii) any bankruptcy petition been filed by or against the business of which such person was an executive officer or a general partner, whether at the time of the bankruptcy or for the two years prior thereto.

Stockholder communications with the board of directors

We have not implemented a formal policy or procedure by which our stockholders can communicate directly with our board of directors.  Nevertheless, every effort will be made to ensure that the views of stockholders are heard by the board of directors, and that appropriate responses are provided to stockholders in a timely manner.  During the upcoming year, our board of directors will continue to monitor whether it would be appropriate to adopt such a process.

EXECUTIVE COMPENSATION

Summary compensation table

The table below summarizes all compensation awarded to, earned by, or paid to our officers for all the services rendered in all capacities to us for the fiscal periods indicated.

						Non-equity	Nonqualified
Name and				Stock	Option	Incentive plan	deferred	All other
principal position	Year	Salary	Bonus	awards	awards	compensation	compensation	compensation	Total
Robert Waligunda (1)	2016	$0	$0	$0	$0	$0	$0	$0	$0

(1) Appointed President, Chief Executive Officer, Chief Financial Officer, Secretary, Treasurer and Chairman (Director) on May 16, 2016.

Our officers and directors have not received monetary compensation since our inception on May 16, 2016, to the date of this prospectus.  We currently do not pay any compensation to any officers or any member of our board of directors.

Stock option grants

We have not granted any stock options to our executive officers and directors since our inception on May 16, 2016.  Upon further development of our business, we will likely grant options to our officers and directors consistent with industry standards.

Employment agreements

The company is not a party to any employment agreement and has no compensation agreement with any officers or directors.

Director compensation

The following table sets forth director compensation as of December 31, 2016:

	Fees			Non-equity	Nonqualified deferred
	earned paid in	Stock	Option	incentive plan	compensation	All other
Name	cash	awards	awards	compensation	earnings	compensation	Total
Robert Waligunda(1)	$0	$0	$0	$0	$0	$0	$0

(1) Appointed President, Chief Executive Officer Chief Financial Officer, Secretary, Treasurer and Director on May 16, 2016.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table lists, as of December 31, 2016, the number of shares of common stock of our company that are beneficially owned by (i) each person or entity known to our company to be the beneficial owner of more than 5% of the outstanding common stock; (ii) each officer and director of our company; and (iii) all officers and directors as a group.  Information relating to beneficial ownership of common stock by our principal shareholders and management is based upon information furnished by each person using “beneficial ownership” concepts under the rules of the Securities and Exchange Commission.  Under these rules, a person is deemed to be a beneficial owner of a security if that person has or shares voting power, which includes the power to vote or direct the voting of the security, or investment power, which includes the power to vote or direct the voting of the security.  The person is also deemed to be a beneficial owner of any security of which that person has a right to acquire beneficial ownership within 60 days.  Under the Securities and Exchange Commission rules, more than one person may be deemed to be a beneficial owner of the same securities, and a person may be deemed to be a beneficial owner of securities as to which he or she may not have any pecuniary beneficial interest.  Except as noted below, each person has sole voting and investment power.

The percentages below are calculated based on 10,000,000 shares of our common stock issued and outstanding as of December 31, 2016.  We do not have any outstanding warrant, options or other securities exercisable for or convertible into shares of our common stock.

	Name and address	Number of shares	Percent of common
Title of class	of beneficial owner(2)	owned beneficially	stock owned(1)
Common Stock:	Robert Waligunda(3)	10,000,000(4)	100%
All directors and executive officers as a group (2 persons)		10,000,000	100%

(1) The percentages below are based on 10,000,000 shares of our common stock issued and outstanding as the date of this prospectus.

(2) c/o Father Time, Inc., 3700 Massachusetts Avenue, NW, Washington, D.C. 20016

(3) Appointed President, Chief Executive Officer Chief Financial Officer, Secretary, Treasurer and

Chairman (Director) on May 16, 2016.

(4) Stock purchased on May 28, 2016.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

On May 28, 2016, pursuant to a subscription agreement, we offered and sold 10,000,000 shares of common stock to our sole officer and director, Robert Waligunda, at a purchase price of $0.0001 per share, for aggregate proceeds of $1,000.

DISCLOSURE OF COMMISSION POSITION ON INDEMNIFICATION

FOR SECURITIES ACT LIABILITIES

Our Bylaws provide to the fullest extent permitted by law that our directors or officers, former directors and officers, and persons who act at our request as a director or officer of a body corporate of which we are a shareholder or creditor shall be indemnified by us.  We believe that the indemnification provisions in our Bylaws are necessary to attract and retain qualified persons as directors and officers.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers or persons controlling the company pursuant to provisions of the State of Delaware, the company has been informed that, in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable.

WHERE YOU CAN FIND MORE INFORMATION

We have filed with the Securities and Exchange Commission a Registration Statement on Form S-1, under the Securities Act of 1933, as amended, with respect to the securities offered by this prospectus.  This prospectus, which forms a part of the registration statement, does not contain all the information set forth in the registration statement, as permitted by the rules and regulations of the Commission.  For further information with respect to us and the securities offered by this prospectus, reference is made to the registration statement.  We do not file reports with the Securities and Exchange Commission, and we will not otherwise be subject to the proxy rules.  The registration statement and other information may be read and copied at the Commission’s Public Reference Room at 100 F Street, N.E., Washington, D.C.  20549.  The public may obtain information on the operation of the Public Reference Room by calling the Commission at 1-800-SEC-0330.  The Commission maintains a web site at http://www.sec.gov that contains reports and other information regarding issuers that file electronically with the Commission.

INTERESTS OF NAMED EXPERTS AND COUNSEL

Our counsel, The Law Office of Russell B. Adler P.A., prepared this prospectus and has issued an opinion upon it’s the validity of the securities being registered or upon other legal matters in connection with the registration or offering of the common stock offered hereby. Other than Mr. Adler, no expert or counsel named in this prospectus as having prepared or certified any part of this prospectus or having given an opinion upon the validity of the securities being registered or upon other legal matters in connection with the registration or offering of the common stock offered hereby was employed on a contingency basis, or had, or is to receive, in connection with such offering, a substantial interest, direct or indirect, in our Company, nor was any such person connected with our Company as a promoter, managing or principal underwriter, voting trustee, director, officer, or employee.

Experts

The Law Office of Russell B. Adler, P.A. 8201 Peters Road Suite 1000, Plantation, Florida 33324 has rendered an opinion with respect to the validity of the shares of common stock covered by this prospectus.

The financial statements included in this registration statement have been audited by Paritz & Company, PA, Certified Public Accountants, 15 Warren Street, Suite 25, Hackensack, New Jersey 07601, to the extent and for the periods set forth in their report appearing elsewhere herein and in the registration statement.  The financial statements are included in reliance on such report given upon the authority of said firm as experts in auditing and accounting.

Paritz	& Company, P.A	15 Warren Street, Suite 25 Hackensack, New Jersey 07601 (201) 342-7753 Fax: (201) 342-7598 E-Mail: PARITZ@paritz.com

Certified Public Accountants

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors and Stockholders of

Father Time, Inc.

We have audited the accompanying balance sheet of Father Time, Inc. (the “Company”) as of December 31, 2016, and the related statements of operations, stockholders’ deficit, and cash flows for the period from inception (May 16, 2016) to December 31, 2016.  These financial statements are the responsibility of the Company's management.  Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audit in accordance with the standards of the Public Company Accounting Oversight Board (United States).  Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement.  The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting.  Our audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting.   Accordingly, we express no such opinion.  An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation.  We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Father Time, Inc. as of December 31, 2016, and the results of its operations and cash flows period from inception (May 16, 2016) to December 31, 2016 in conformity with accounting principles generally accepted in the United States of America.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As described in Note 2 to the financial statements, for the period from May 16, 2016 (Inception) through December 31, 2016, the company had a net loss of $7,601. As of December 31, 2016, the company has not generated any revenues from operations. These factors, among others, raise substantial doubt about the Company’s ability to continue as a going concern. Management plans are also discussed in Note 2. The financial statements do not include any adjustments that might be necessary if the Company is unable to continue as a going concern.

/S/Paritz & Company, P.A.

Hackensack, New Jersey

March 22, 2017

Father Time Inc.

Balance Sheet

December 31, 2016

ASSETS
Current Assets
Cash	$30
Total Current Assets	30

Total Assets	$30

LIABILITIES AND STOCKHOLDERS’ DEFICIT
Current Liabilities
Accounts Payable	$3,000
Loan payable, related party	4,531

Current Liabilities	$7,531

Stockholders’ Deficit
Common stock; $0.00001 par value; 100,000,000 shares authorized; 10,000,000 shares issued and outstanding	1,000
Stock subscription receivable	(900)
Accumulated deficit	(7,601)
Total Stockholders’ Deficit	(7,501)

Total Liabilities and Stockholders’ Deficit	$30

The notes are an integral part of these audited financial statements

Father Time Inc.

Statement of Operations

For the period from Inception (May 16, 2016) to December 31, 2016

Revenue		$-

Operating Expenses
General and administrative		7,601
Total operating expenses		7,601

Loss before provision for income taxes		$(7,601)

Provision for income taxes		-

Net loss		$(7,601)

Basic and Diluted Loss per Common Share		$(0.00)

Basic and Diluted Weighted Average Number Of Common Shares Outstanding	10,000,000

The notes are an integral part of these audited financial statements

Father Time Inc.

Statement of Stockholders' Deficit

For the period from Inception (May 16, 2016) to December 31, 2016

	Common Shares		Subscription	Accumulated
	Shares	Amount	Receivable	Deficit	Total

Balance – May 16, 2016 (Inception)	-	$-	$-	$-	$-

Common shares issued to founder for cash at $0.00001 per share	10,000,000	1,000	(900)		100

Net loss				(7,601)	(7,601)

Balance – December 31, 2016	10,000,000	$1,000	$(900)	$(7,601)	$(7,501)

The notes are an integral part of these audited financial statements

Father Time Inc.

Statement of Cash Flows

For the period from Inception (May 16, 2016) to December 31, 2016

Cash Flows from Operating Activities
Net loss	$(7,601)

Adjustments to reconcile net loss to net cash used by operating activities:

Changes in operating liabilities:
Accounts payable	3,000
Net cash Used in Operating Activities	(4,601)

Cash Flows from Financing Activities
Proceeds from issuance of common stock	100
Proceeds from loan payable, related party	4,531
Net cash provided by Financing Activities	4,631

Net increase in cash	30

Cash at beginning of period	-

Cash end of period	$30

Supplemental Cash Flow Information
Cash paid for Interest	$-

The notes are an integral part of these audited financial statements

Father Time Inc.

Notes to the Financial Statements

December 31, 2016

Note 1. Background information

Father Time Inc. was incorporated in the State of Delaware on May 16, 2016 and it is based in Washington D.C. The company is a development stage company that intends to design, market, and distribute smart cards with smart chip technology online through its website. To date, the company’s activities have been limited to raising capital, organizational matters, launching the website and the structuring of its business plan. The company has not generated any revenues since inception.

Note 2. Going concern

The accompanying financial statements have been prepared assuming that the company will continue as a going concern, which contemplates the realization of assets and the satisfaction of liabilities in the normal course of business. For the period from May 16, 2016 (Inception) through December 31, 2016, the company had a net loss of $7,601. As of December 31, 2016, the company has not generated any revenues from operations.  These factors, among others, raise substantial doubt about the ability of the company to continue as a going concern for a reasonable period of time. The company’s continuation as a going concern is dependent upon the company’s ability to begin operations and to achieve a level of profitability. The company intends on financing its future development activities and its working capital needs largely from the sale of public equity securities with some additional funding from other traditional financing sources, including term notes until such time that funds provided by operations are sufficient to fund working capital requirements. The financial statements of the company do not include any adjustments relating to the recoverability and classification of recorded assets, or the amounts and classifications of liabilities that might be necessary should the company be unable to continue as a going concern.

Note 3. Summary of significant accounting policies

Development Stage Company

The company is considered to be in the development stage as defined in ASC 915 “Development Stage Entities.”  The company is devoting substantially all of its efforts to the development of its business plans. The company has elected to adopt early application of Accounting Standards Update No. 2014-10, Development Stage Entities (Topic 915): Elimination of Certain Financial Reporting Requirements; and does not present or disclose inception-to-date information and other remaining disclosure requirements of Topic 915

Basis of Presentation

The accounting and reporting policies of the company conform to accounting principles generally accepted in the United States of America (GAAP).

Use of estimates

The preparation of financial statements in conformity with GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amount of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Start-Up Costs

In accordance with ASC 720, “Start-up Costs”, the company expenses all costs incurred in connection with the start-up and organization of the company.

Cash

Cash includes cash in banks, money market funds, and certificates of term deposits with maturities of less than three months from inception, which are readily convertible to known amounts of cash and which, in the opinion of management, are subject to an insignificant risk of loss in value.

Fair Value Measurements

The company adopted the provisions of ASC Topic 820, “Fair Value Measurements and Disclosures”, which defines fair value as used in numerous accounting pronouncements, establishes a framework for measuring fair value and expands disclosure of fair value measurements.

The estimated fair value of certain financial instruments, including cash and cash equivalents are carried at historical cost basis, which approximates their fair values because of the short-term nature of these instruments.

ASC 820 defines fair value as the exchange price that would be received for an asset or paid to transfer a liability (an exit price) in the principal or most advantageous market for the asset or liability in an orderly transaction between market participants on the measurement date. ASC 820 also establishes a fair value hierarchy, which requires an entity to maximize the use of observable inputs and minimize the use of unobservable inputs when measuring fair value. ASC 820 describes three levels of inputs that may be used to measure fair value:

Level 1 — quoted prices in active markets for identical assets or liabilities

Level 2 — quoted prices for similar assets and liabilities in active markets or inputs that are observable

Level 3 — inputs that are unobservable (for example cash flow modeling inputs based on assumptions)

The company has no assets or liabilities valued at fair value on a recurring basis.

Concentrations of Credit Risks

The company’s financial instruments that are exposed to concentrations of credit risk primarily consist of its cash and related party payables it will likely incur in the near future.  The company places its cash with financial institutions of high credit worthiness.  At times, its cash with a particular financial institution may exceed any applicable government insurance limits.  The company’s management plans to assess the financial strength and credit worthiness of any parties to which it extends funds, and as such, it believes that any associated credit risk exposures are limited.

Loss per Share

The company has adopted ASC 260, “Earnings Per Share,” (“EPS”) which requires presentation of basic and diluted EPS on the face of the income statement for all entities with complex capital structures, and requires a reconciliation of the numerator and denominator of the basic EPS computation to the numerator and denominator of the diluted EPS computation.  In the accompanying financial statements, basic loss per share is computed by dividing net loss by the weighted average number of shares of common stock outstanding during the period.

The company has no potentially dilutive securities, such as options or warrants, currently issued and outstanding.

Income Taxes

The company accounts for income taxes using the asset and liability method in accordance with ASC 740, “Accounting for Income Taxes”. The asset and liability method provides that deferred tax assets and liabilities are recognized for the expected future tax consequences of temporary differences between the financial reporting and tax bases of assets and liabilities and for operating loss and tax credit carry forwards. Deferred tax assets and liabilities are measured using the currently enacted tax rates and laws that will be in effect when the differences are expected to reverse. The company records a valuation allowance to reduce deferred tax assets to the amount that is believed more likely than not to be realized.  As of December 31, 2016 the company did not have any amounts recorded pertaining to uncertain tax positions.

Recent Accounting Pronouncements

Management has considered all recent accounting pronouncements issued since the last audit of our financial statements. The company’s management believes that these recent pronouncements will not have a material effect on the company’s financial statements.

Note 4. Income taxes

The reconciliation of income tax benefit at the U.S. statutory rate of 34% for the period from inception to December 31, 2016 to the company’s effective tax rate is as follows:

Tax benefit at U.S. statutory rate	$(3,040)

Change in valuation allowance	3,040
$-

The tax effects of temporary differences that give rise to significant portions of the net deferred tax assets at December 31, 2016 are as follows:

Deferred tax assets:
Net operating loss	3,040
Valuation allowance	(3,040)
$-

Change in valuation allowance:

Balance, May 16, 2016	$-
Increase in valuation allowance	3,040
Balance, December 31, 2016	$3,040

The Company has approximately $7,601 of net operating losses (“NOL”) carried forward to offset taxable income, if any, in future years which expire in fiscal 2035. In assessing the realization of deferred tax assets, management considers whether it is more likely than not that some portion or all of the deferred tax assets will be realized. The ultimate realization of deferred tax assets is dependent upon the generation of future taxable income during the periods in which those temporary differences become deductible. Management considers the scheduled reversal of deferred tax liabilities, projected future taxable income and tax planning strategies in making this assessment. Based on the assessment, management has established a full valuation allowance against the entire deferred tax asset relating to NOLs for every period because it is more likely than not that all of the deferred tax asset will not be realized.

Note 5. Loan payable, related party

As of December 31, 2016 the company was obligated to a founder of the company the amount of $4,531 for various payments made to vendors for various services.  This amount is non-interest bearing and due on demand.

Note 6. Shareholders' Equity

Authorized Stock

The Company has authorized 100,000,000 common shares with a par value of $0.0001 per share. Each common share entitles the holder to one vote, in person or proxy, on any matter on which action of the stockholders of the corporation is sought.

Common Share Issuances

Since inception (May 16, 2016), the company has issued a total of 10,000,000 common shares to its founder for a subscription of $1,000. As of December 31, 2016, $100 cash was received and $900 has been recorded as a stock subscription receivable.

Note 7. Subsequent events

Management has evaluated subsequent events through March 22, 2017, the date that these financial statements were available to be issued. There have been no events that would require adjustment to or disclosure in the financial statements.

PART II – INFORMATION NOT REQUIRED IN PROSPECTUS

OTHER EXPENSES AND ISSUANCE AND DISTRIBUTION

The expenses payable by the Registrant in connection with the issuance and distribution of the securities being registered (other than underwriting discounts and commissions, if any) are set forth below. Each item listed is estimated, except for the Securities and Exchange Commission registration fee.

Securities and Exchange Commission registration fee	$5.81
Legal fees and expenses	20,000.00
Accounting fees and expenses	3,700.00
Miscellaneous	1,294.19
Total expenses	$25,000.00

INDEMNIFICATION OF OFFICERS AND DIRECTORS

Item 14. Indemnification of Directors and Officers.

Section 102(b)(7) of the DGCL allows a corporation to provide in its certificate of incorporation that a director of the corporation will not be personally liable to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except where the director breached the duty of loyalty, failed to act in good faith, engaged in intentional misconduct or knowingly violated a law, authorized the payment of a dividend or approved a stock repurchase in violation of Delaware corporate law or obtained an improper personal benefit. The Company’s certificate of incorporation provides for this limitation of liability.

Section 145 of the DGCL, or Section 145, provides that a Delaware corporation may indemnify any person who was, is or is threatened to be made, party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of such corporation), by reason of the fact that such person is or was an officer, director, employee or agent of such corporation or is or was serving at the request of such corporation as a director, officer, employee or agent of another corporation or enterprise. The indemnity may include expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding, provided such person acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the corporation’s best interests and, with respect to any criminal action or proceeding, had no reasonable cause to believe that his or her conduct was illegal. A Delaware corporation may indemnify any persons who were or are a party to any threatened, pending or completed action or suit by or in the right of the corporation by reason of the fact that such person is or was a director, officer, employee or agent of another corporation or enterprise. The indemnity may include expenses (including attorneys’ fees) actually and reasonably incurred by such person in connection with the defense or settlement of such action or suit, provided such person acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the corporation’s best interests, provided that no indemnification is permitted without judicial approval if the officer, director, employee or agent is adjudged to be liable to the corporation. Where an officer or director is successful on the merits or otherwise in the defense of any action referred to above, the corporation must indemnify him against the expenses which such officer or director has actually and reasonably incurred.

Section 145 further authorizes a corporation to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the corporation or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation or enterprise, against any liability asserted against him and incurred by him in any such capacity, or arising out of his or her status as such, whether or not the corporation would otherwise have the power to indemnify him under Section 145.

The Company’s Certificate of Incorporation provides that the liability of directors for monetary damages shall be eliminated to the fullest extent under applicable law. The Company’s By-Laws state that the Company shall indemnify every present or former director, officer, employee, or agent of the Company or person who is or was serving at the Company’s request as a director, officer, member, manager, partner, trustee, fiduciary, employee or agent of another corporation, limited liability company, partnership, joint venture, trust, employee benefit plan or other enterprise (each an “Indemnitee”).

The Company’s By-Laws provide that the Company shall indemnify an Indemnitee against all judgments, fines, amounts paid in settlement and reasonable expenses actually and reasonably incurred by the Indemnitee in connection with any proceeding in which he was, or is threatened to be made, a party by reason of his serving or having served, if it is determined that the Indemnitee (a) acted in good faith, (b) reasonably believed that such action was in, or not opposed to, the Company’s best interests and (c) in the case of any criminal proceeding, had no reasonable cause to believe that his conduct was unlawful; provided, however, that the Company shall not be obligated to indemnify an Indemnitee that was threatened to be made a party but does not become a party unless the incurring of such expenses was authorized by or under the authority of the Board of Directors, and the Company shall not be obligated to indemnify against any amount paid in settlement unless the Board of Directors has consented to such settlement. In any action brought by or in the right of the Company to procure a judgment in its favor, no indemnification shall be made in respect of any proceeding if a final adjudication establishes that the Indemnitee is liable to the Company, unless the court determines that such person is fairly and reasonably entitled to indemnity. The Company may indemnify an Indemnitee who has served, or prepared to serve, as a witness in, but is not a party to, any action, suit, or proceeding. The termination of any proceeding by judgment, order, settlement or conviction, or on a plea of nolo contendere or its equivalent, is not of itself determinative that the Indemnitee did not meet the requirements set forth in clauses (a) through (c) above.

Expenses incurred by any present or former director or officer of the Company in defending any civil, criminal, administrative, or investigative action, suit, or proceeding, shall be paid by the Company in advance of the final disposition of such action, suit, or proceeding upon receipt of an undertaking in writing by or on behalf of such person to repay such amount if it shall ultimately be determined that such person is not entitled to indemnification. Expenses and costs incurred by other Indemnitees may be paid by the Company in advance of the final disposition of such action, suit, or proceeding upon a similar undertaking.

Other than discussed above, neither the Company’s By-Laws nor its Certificate of Incorporation includes any specific indemnification provisions for the Company’s officers or directors against liability under the Securities Act. The Company has also purchased insurance providing for indemnification of its directors and officers. Additionally, insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Company pursuant to the foregoing provisions, or otherwise, the Company has been advised that, in the opinion of the SEC, such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

RECENT SALES OF UNREGISTERED SECURITIES

Within the past two years we have issued and sold the following securities without registration:

On October 26, 2016, we offered and sold 10,000,000 shares of common stock to Robert Waligunda,, our President, Chief Executive Officer, Chief Financial Officer, Secretary, Treasurer and a Director, at a purchase price of $0.0001 per share, for aggregate proceeds of $1,000.

At the time of the issuance, Robert Waligunda was in possession of all available material information about us, as he is the only officer and director. On the basis of these facts, Father Time, Inc. claims that the issuance of stock to its founding shareholder qualifies for the exemption from registration contained in Section 4(2) of the Securities Act of 1933. Father Time, Inc. believes that the exemption from registration for these sales under Section 4(2) was available because:

Robert Waligunda is an executive officer of Father Time and thus had fair access to all material information about Father Time before investing;

There was no general advertising or solicitation; and

The shares bear a restrictive transfer legend.

All shares issued to Robert Waligunda were at a par price per share of $0.001. The price of the common stock issued to them was arbitrarily determined and bore no relationship to any objective criterion of value. At the time of issuance, Father Time, Inc.  was recently formed or in the process of being formed and possessed no assets.

Item 16. Exhibits and Financial Statement Schedules.

The exhibits listed in the accompanying Exhibit Index are filed as a part of this post-effective amendment on Form S-1.

UNDERTAKINGS

Item 17. Undertakings of the Registrant

(a)

The Registrant hereby further undertakes:

(1) To file, during any period in which offers or sales of securities are being made, a post-effective amendment to this registration statement to:

(i) Include any prospectus required by Section 10(a)(3) of the Securities Act of 1933 (the “Securities Act”);

(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) (Sec. 230.424(b) of this chapter) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement.

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

(2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b)

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities, other than the payment by the registrant of expenses incurred and paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding, is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

(c)

Each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness; provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Registration Statement on Form S-1 to be signed on its behalf by the undersigned in his personal capacity, thereunto duly authorized, in the District of Columbia, on the 27th day of June, 2017.

KNOW ALL MEN BY THESE PRESENT, each person whose signature appears below hereby constitutes and appoints Porfirio Sánchez-Talavera and each of them, his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments to this Registration Statement and any registration statement filed pursuant to Rule 462(b) under the Securities Act, and to file the same, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully and to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or their substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Exchange Act of 1933, this Registration Statement has been signed by the following persons on behalf of the Registrant on the dates indicated.

FATHER TIME, INC.

By: /s/ Robert Waligunda
Robert Waligunda
Chairman, Chief Executive Officer, President, Secretary, Treasurer and Director

Pursuant to the requirements of the Exchange Act this Report has been signed below by the following persons on behalf of the registrant and in the capacities and on the dates indicated.

June 27, 2017

/s/ Robert Waligunda

Robert Waligunda

Chairman, Chief Executive Officer, President

Secretary, Treasurer and Director

The following exhibits are filed as part of this registration statement:

Exhibit	Description
3.1*	Articles of Incorporation of Registrant
3.2*	Bylaws of the Registrant
3.3*	Amendment to Articles of Incorporation of Registrant
5.1*	Opinion of The Law Office of Russell B. Adler, P.A.
23.1	Consent of Paritz & Company, P.A.